                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            MCLEODUSA INCORPORATED,

                       SOUTHSIDE ACQUISITION CORPORATION,

                                      and

                            SPLITROCK SERVICES, INC.

                          Dated as of January 6, 2000

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE I  THE MERGER...................................................................    2
   SECTION 1.01.  The Merger............................................................    2
   SECTION 1.02.  Effective Time........................................................    2
   SECTION 1.03.  Effect of the Merger..................................................    2
   SECTION 1.04.  Certificate of Incorporation; Bylaws..................................    3
   SECTION 1.05.  Directors and Officers................................................    3
ARTICLE II  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES AND OTHER INSTRUMENTS....    3
   SECTION 2.01.  Conversion of Securities..............................................    3
   SECTION 2.02.  Exchange of Certificates or Instruments...............................    5
   SECTION 2.03.  Stock Transfer Books..................................................    7
   SECTION 2.04.  Stock Options.........................................................    8
   SECTION 2.05.  Company Warrants......................................................    9
   SECTION 2.06.  Closing...............................................................   10
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................   10
   SECTION 3.01.  Organization and Standing.............................................   10
   SECTION 3.02.  Subsidiaries..........................................................   10
   SECTION 3.03.  Certificate of Incorporation and Bylaws...............................   11
   SECTION 3.04.  Capitalization........................................................   12
   SECTION 3.05.  Authority; Binding Obligation.........................................   13
   SECTION 3.06.  No Conflict; Required Filings and Consents............................   13
   SECTION 3.07.  Licenses; Compliance..................................................   15
   SECTION 3.08.  SEC Documents.........................................................   16
   SECTION 3.09.  Reorganization........................................................   16
   SECTION 3.10.  Vote Required.........................................................   16
   SECTION 3.11.  Brokers...............................................................   17
   SECTION 3.12.  Disclosure............................................................   17
   SECTION 3.13.  Intellectual Property.................................................   18
   SECTION 3.14.  Absence of Undisclosed Liabilities....................................   18
   SECTION 3.15.  Absence of Certain Changes or Events..................................   18
   SECTION 3.16.  Litigation; Disputes..................................................   19
   SECTION 3.17.  Pension and Benefit Plans.............................................   19
   SECTION 3.18.  Taxes and Tax Matters.................................................   20
   SECTION 3.19.  Opinion of Financial Advisor..........................................   21
   SECTION 3.20.  Board Recommendation..................................................   21
   SECTION 3.21.  Intentionally Deleted.................................................   21
   SECTION 3.22.  Copies of Documents...................................................   21
   SECTION 3.23.  Affiliate Agreements..................................................   22
   SECTION 3.24.  State Takeover Statutes; Certain Charter Provisions...................   22

   SECTION 3.25.  Dissenters' Rights....................................................   22
   SECTION 3.26.  Foreign Corrupt Practices and International Trade Sanctions...........   22
   SECTION 3.27.  Year 2000.............................................................   23
   SECTION 3.28.  Insurance.............................................................   23
   SECTION 3.29.  Environmental Matters.................................................   23
   SECTION 3.30.  Certain Contracts.....................................................   24
   SECTION 3.31.  Ownership of Securities...............................................   25
ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB.................   25
   SECTION 4.01.  Organization and Standing; Subsidiaries...............................   25
   SECTION 4.02.  Certificate of Incorporation and Bylaws...............................   26
   SECTION 4.03.  Capitalization........................................................   26
   SECTION 4.04.  Authority; Binding Obligation.........................................   27
   SECTION 4.05.  No Conflict; Required Filings and Consents............................   28
   SECTION 4.06.  Licenses; Compliance..................................................   29
   SECTION 4.07.  SEC Documents.........................................................   30
   SECTION 4.08.  Reorganization........................................................   30
   SECTION 4.09.  Vote Required.........................................................   30
   SECTION 4.10.  Brokers...............................................................   31
   SECTION 4.11.  Disclosure............................................................   31
   SECTION 4.12.  Capitalization of Acquiror Sub; No Prior Activities of Acquiror Sub...   32
   SECTION 4.13.  Litigation............................................................   32
   SECTION 4.14.  Board Recommendations.................................................   32
   SECTION 4.15.  Year 2000.............................................................   32
   SECTION 4.16.  Certain Contracts.....................................................   33
   SECTION 4.17.  Acquiror Common Stock.................................................   33
   SECTION 4.18.  Pension and Benefit Plans.............................................   33
   SECTION 4.19.  Absence of Certain Changes or Events..................................   34
   SECTION 4.20.  Absence of Undisclosed Liabilities....................................   35
ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS....................................   36
   SECTION 5.01.  Conduct of Business of the Company....................................   36
   SECTION 5.02.  Other Actions.........................................................   39
   SECTION 5.03.  Certain Tax Matters...................................................   39
   SECTION 5.04.  Access and Information................................................   39
   SECTION 5.05.  No Solicitation.......................................................   40
ARTICLE VI  ADDITIONAL AGREEMENTS.......................................................   42
   SECTION 6.01.  Registration Statement; Joint Proxy Statement.........................   42
   SECTION 6.02.  Meetings of Stockholders..............................................   45
   SECTION 6.03.  Appropriate Action; Consents; Filings.................................   46
   SECTION 6.04.  Letters of Accountants................................................   47
   SECTION 6.05.  Update Disclosure; Breaches...........................................   47
   SECTION 6.06.  Public Announcements..................................................   48

   SECTION 6.07.  Employee Matters......................................................   48
   SECTION 6.08.  Unaudited Financial Information.......................................   49
   SECTION 6.09.  Intentionally Deleted.................................................   50
   SECTION 6.10.  Post-Signing SEC Documents............................................   50
   SECTION 6.11.  Affiliates............................................................   50
   SECTION 6.12.  Tax Returns...........................................................   50
   SECTION 6.13.  Reorganization........................................................   51
   SECTION 6.14.  Directors' and Officers' Insurance; Indemnification...................   51
   SECTION 6.15.  Obligations of Acquiror Sub...........................................   52
   SECTION 6.16.  Acquiror Option Shares................................................   52
   SECTION 6.17.  Intentionally Deleted.................................................   53
   SECTION 6.18.  Intentionally Deleted.................................................   53
   SECTION 6.19.  Debentures............................................................   53
ARTICLE VII  CONDITIONS PRECEDENT.......................................................   54
   SECTION 7.01.  Conditions to Obligations of Each Party Under This Merger Agreement...   54
   SECTION 7.02.  Additional Conditions to Obligations of Acquiror and Acquiror Sub.....   55
   SECTION 7.03.  Additional Conditions to Obligations of the Company...................   57
ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER.........................................   59
   SECTION 8.01.  Termination...........................................................   59
   SECTION 8.02.  Effect of Termination.................................................   60
   SECTION 8.03.  Expenses..............................................................   60
   SECTION 8.04.  Amendment.............................................................   61
   SECTION 8.05.  Extension; Waiver.....................................................   62
ARTICLE IX  GENERAL PROVISIONS..........................................................   62
   SECTION 9.01.  Non-Survival of Representations and Warranties........................   62
   SECTION 9.02.  Notices...............................................................   62
   SECTION 9.03.  Headings..............................................................   63
   SECTION 9.04.  Severability..........................................................   63
   SECTION 9.05.  Entire Agreement......................................................   63
   SECTION 9.06.  Assignment............................................................   64
   SECTION 9.07.  Parties in Interest...................................................   64
   SECTION 9.08.  Mutual Drafting.......................................................   64
   SECTION 9.09.  Specific Performance..................................................   64
   SECTION 9.10.  Governing Law.........................................................   65
   SECTION 9.11.  Counterparts..........................................................   65
   SECTION 9.12.  Confidentiality.......................................................   65
   SECTION 9.13.  Holding Company Reorganization........................................   65
   SECTION 9.14.  Option Exercise.......................................................   66
ARTICLE X  DEFINITIONS..................................................................   66

     AGREEMENT AND PLAN OF MERGER, dated as of January 6, 2000 (this "Merger
                                                                      ------
Agreement"), among McLeodUSA Incorporated, a Delaware corporation ("Acquiror"),
---------                                                           --------
Southside Acquisition Corporation, a Delaware corporation ("Acquiror Sub") and
                                                            ------------
wholly owned subsidiary of Acquiror, and Splitrock Services, Inc., a Delaware corporation (the "Company");
                  -------

     WHEREAS, Acquiror Sub, upon the terms and subject to the conditions of this Merger Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into the Company (the
              ------------
"Merger");
 ------

     WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to the holders of Company Capital Stock (as defined in Section 3.04) and is in the best interests of such stockholders and (ii) approved and adopted this Merger Agreement and the transactions contemplated hereby and recommended approval and adoption of this Merger Agreement by the stockholders of the Company (the "Company Stockholders");
                     --------------------

     WHEREAS, the Board of Directors of Acquiror has determined that the Merger is in the best interests of Acquiror and its stockholders and the Boards of Directors of Acquiror and Acquiror Sub have approved and adopted this Merger Agreement and the transactions contemplated hereby;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");
 ----

     WHEREAS, in order to induce the Company to enter into this Merger Agreement, concurrently herewith (i) Acquiror is entering into the Network Agreements (as defined in Article X) with the Company; and (ii) certain stockholders, directors and executive officers of Acquiror listed on Exhibit A1
                                                                     ----------
are entering into voting agreements in the form attached hereto as Exhibit B1
                                                                   ----------
(the "Acquiror Stockholder Voting Agreements") pursuant to which, among other
      --------------------------------------
things, each such stockholder, director (in such director's capacity as a stockholder) and officer (in such officer's capacity as a stockholder) agrees to vote in favor of the Acquiror Charter Amendment (as defined in Article X) and the issuance of Acquiror Common Stock (as defined in Article X) pursuant to this Merger Agreement; and

     WHEREAS, in order to induce Acquiror and Acquiror Sub to enter into this Merger Agreement, concurrently herewith (i) certain stockholders and the directors and executive officers of the Company listed on Exhibit A2 are
                                                          ----------
entering into voting agreements in the form attached hereto as Exhibit B2 (the
                                                               ----------
"Company Stockholder Voting Agreements") pursuant to which, among other things,
--------------------------------------
each such stockholder, director (in such director's capacity as a stockholder) and executive officer (in such executive officer's capacity as a stockholder) agrees to vote in favor of this Merger Agreement and the Merger and (ii) each of the Principal Company Stockholders (as defined in Article X) is entering into a stock option agreement in the form attached hereto as Exhibit C (the "Option Agreement") pursuant to which, among
                   ---------       ------ ---------
other things, such Principal Company Stockholder has granted Acquiror the right to purchase up to all Company Common Stock (as defined in section 2.01(a)) beneficially owned by such Principal Company Stockholder;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows.

                                   ARTICLE I

                                  THE MERGER

     SECTION 1.01.  The Merger.

     Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02) Acquiror Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").
             ---------------------

     SECTION 1.02.  Effective Time.

     Subject to the provisions of Section 2.06, as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the parties hereto shall cause the Merger to be consummated by filing this Merger Agreement, certificate of merger or other appropriate Documents (as defined in Article X) (in any such case, the "Certificate of
                                                            --------------
Merger") with the Secretary of State of the State of Delaware, in such form as
------
required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "Effective Time").
                                                          --------------

     SECTION 1.03.  Effect of the Merger.

     At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Acquiror Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Acquiror Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.


     SECTION 1.04.  Certificate of Incorporation; Bylaws.

     (a) Unless otherwise mutually determined by Acquiror and the Company prior to the Effective Time, at the Effective Time the certificate of incorporation of the Company shall be amended in its entirety to conform to the certificate of incorporation of Acquiror Sub in effect immediately prior to the Effective Time, and shall become the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Delaware Law and such certificate of incorporation; provided, however, that Article 1 of the certificate of
               --------  -------
incorporation of the Surviving Corporation shall be amended to read as follows:
"The name of this corporation is Splitrock Services, Inc. (the "Corporation")."

     (b) Unless otherwise determined by Acquiror prior to the Effective Time, at the Effective Time the bylaws of the Company shall be amended in their entirety to conform to the bylaws of Acquiror Sub in effect immediately prior to the Effective Time, and shall become the bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

     SECTION 1.05.  Directors and Officers.

     The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

            CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES AND
                               OTHER INSTRUMENTS

     SECTION 2.01.  Conversion of Securities.

     At the Effective Time, as provided in this Merger Agreement, by virtue of the Merger and without any action on the part of Acquiror Sub, the Company or the Company Stockholders:

          (a)  Company Common Stock.  Each share of common stock, $.001 par
               --------------------
value per share, of the Company ("Company Common Stock") issued and outstanding
                                  --------------------
immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(c)), shall be converted, subject to Section 2.02(e), into the right to receive .5347 of a share of Acquiror Common Stock (the "Exchange Ratio"). In any event, if between the date of this
                   --------------
Merger Agreement and the Effective Time the outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the nature of the consideration to be received by the Company Stockholders and the Exchange Ratio shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (b)  Cancellation and Retirement of Company Common Stock.  All such
               ---------------------------------------------------
shares of Company Common Stock referred to in Section 2.01(a) (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(c)) shall no longer be outstanding and shall automatically be canceled and retired, as appropriate, and shall cease to exist, and each certificate or other instrument previously representing any such shares shall thereafter represent the right to receive the shares of Acquiror Common Stock into which such Company Common Stock were converted pursuant to the Merger and any cash, without interest, in lieu of fractional shares. The holders of certificates or other instruments which prior to the Effective Time represented shares of Company Common Stock shall cease to have any rights with respect thereto except as otherwise provided herein or by Law (as defined in Article X). Certificates or other instruments previously representing such shares of Company Common Stock shall be exchanged for the whole shares of Acquiror Common Stock to be issued therefor upon the surrender of such certificates or instruments in accordance with the provisions of
Section 2.02, without interest. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to
Section 2.02(e) hereof.

          (c)  Cancellation of Treasury Stock.  Any shares of Company Common
               ------------------------------
Stock held in the treasury of the Company and any shares of Company Common Stock owned by Acquiror or by any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (d)  Acquiror Sub Common Stock.  Each share of common stock, par value
               -------------------------
$0.01 per share, of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

     SECTION 2.02.  Exchange of Certificates or Instruments.

     (a)  Exchange Agent.  As of the Effective Time, Acquiror shall deposit, or
          --------------
shall cause to be deposited, with Norwest Bank Minnesota, N.A., or another bank or trust company having (or whose parent has) net capital of not less than $1,000,000,000 reasonably acceptable to Acquiror and the Company (the "Exchange
                                                                       --------
Agent"), for the benefit of the holders of shares of Company Common Stock issued
-----
and outstanding immediately prior to the Effective Time, for exchange through the Exchange Agent in accordance with this Article II, certificates representing the whole shares of Acquiror Common Stock issuable to such holders pursuant to
Section 2.01 and cash in an amount sufficient to permit payment of the cash payable in lieu of fractional shares pursuant to Section 2.02(e) (such certificates for shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto, and such amounts of cash, being hereafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to
                    -------------
irrevocable instructions from Acquiror, deliver out of the Exchange Fund the shares of Acquiror Common Stock to be issued and the amount of cash to be paid to the holders of Company Common Stock pursuant to Section 2.01.

     (b)  Exchange Procedures.  Promptly after the Effective Time, Acquiror
          -------------------
shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates of Company Common Stock which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates")
                                                                  ------------
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, as specified in such letter of transmittal, together with such letter of transmittal, duly executed, and such other Documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive promptly in exchange therefor a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of such Certificate together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e). The Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the proper number of shares of Acquiror Common Stock may be issued and the proper amount of cash may be paid pursuant hereto to a transferee if the Certificates representing such shares of

Company Common Stock, properly endorsed or otherwise in proper form for transfer, are presented to the Exchange Agent, accompanied by all Documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Acquiror Common Stock issuable in exchange therefor, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of any fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.02(c) or 2.02(e).

     (c)  Distributions with Respect to Unexchanged Shares of Acquiror Common
          -------------------------------------------------------------------
Stock.  No dividends or other distributions declared or made after the Effective
-----
Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the whole shares of Acquiror Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

     (d)  No Further Rights in Company Common Stock.  All shares of Acquiror
          -----------------------------------------
Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 2.02(c) or 2.02(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

     (e)  No Fractional Shares.  No fractional shares of Acquiror Common Stock
          --------------------
shall be issued upon surrender for exchange of the Certificates, and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all Certificates delivered by such holder, and rounding down to the nearest whole share, shall receive an amount in cash equal to the Average Trading Price (as defined in Article X) on the Closing Date (as defined in Section 2.06) multiplied by the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled. Such payment in lieu of fractional shares shall be administered by the Exchange Agent pursuant to the procedures set forth in Section 2.02(b).

     (f)  Termination of Exchange Fund.  Any portion of the Exchange Fund which
          ----------------------------
remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Acquiror, upon demand. Any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Acquiror for the shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.01, any dividends or other distributions with respect to Acquiror Common Stock to which they are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.02(e).

     (g)  No Liability.  None of Acquiror, Acquiror Sub, the Company, the
          ------------
Surviving Corporation or the Exchange Agent shall be liable to any Person (as defined in Article X) for any shares of Acquiror Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Laws.

     (h)  Lost, Stolen or Destroyed Certificates or Instruments.  In the event
          -----------------------------------------------------
any certificate evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and cash, if any, as may be required pursuant to this Article II; provided, however, that the
                                             --------  -------
Exchange Agent or Acquiror may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or instrument to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation, or the Exchange Agent with respect to the certificate or instrument alleged to have been lost, stolen or destroyed.

     (i)  Payment of Exchange Agent Expenses.  Acquiror shall pay all charges
          ----------------------------------
and expenses of the Exchange Agent in connection with the exchange of Certificates for Acquiror Common Stock and cash in lieu of fractional shares.

     SECTION 2.03.  Stock Transfer Books.

     At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Acquiror for any reason shall be converted into the shares of Acquiror Common Stock issuable in exchange therefor, any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which the holders thereof are entitled pursuant to
Section 2.02(e).

     SECTION 2.04.  Stock Options.

     (a) Prior to the Effective Time, the Company and Acquiror shall take such action as may be necessary or appropriate for Acquiror to assume or to issue a substitute option, at its option, with respect to each outstanding unexpired and unexercised option to purchase shares of Company Common Stock (collectively, the "Company Stock Options") under the Company's 1997 Incentive Share Plan or 1999
 ---------------------
Stock Incentive Plan (together, the "Company Stock Plans"), so that at the
                                     -------------------
Effective Time each Company Stock Option will become or be replaced by an option to purchase a number of whole shares of Acquiror Common Stock (an "Acquiror
                                                                   --------
Option") equal to the product of the Exchange Ratio and the number of shares of
------
Company Common Stock subject to such Company Stock Options (assuming full vesting) under the Company Stock Plans (and rounding any fractional share down to the nearest whole share), at a price per share equal to the aggregate exercise price under such Company Stock Option for the shares of Company Common Stock subject to such Company Stock Option divided by the number of whole shares of Acquiror Common Stock purchasable pursuant to such Acquiror Option; provided,
                                                                       --------
however, that Acquiror shall not assume the Company Stock Plans. Each
-------
substituted Acquiror Option shall otherwise be subject to the same terms and conditions as apply to the related Company Stock Option. The date of grant of each substituted Acquiror Option for purposes of such terms and conditions shall be deemed to be the date on which the corresponding Company Stock Option was granted. As to each substituted Company Stock Option, at the Effective Time Acquiror shall issue to each holder of a Company Stock Option a document evidencing the foregoing substitution by Acquiror. Nothing in this Section 2.04 shall affect the accelerated and complete vesting with respect to the Company Stock Options in accordance with the terms of such Company Stock Options at the Effective Time. Prior to the Effective Time, the Company shall have amended the Company Stock Plans (such amendment shall be substantially in the form attached hereto as Exhibit D) to provide that Acquiror may substitute in the manner
          ---------
described in this Section 2.04(a) an Acquiror Option for each Company Stock Option in accordance with the terms of the Company Stock Plans, as amended.

     (b) Acquiror shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of Acquiror Options in accordance with this Section 2.04. Within five (5) business days after the Effective Date, Acquiror shall use its reasonable best efforts to cause the Acquiror Common Stock subject to Acquiror Options to be registered under the Securities Act (as defined in Article X) pursuant to a registration statement on Form S-8 or Form S-3 (or any successor or other appropriate forms) and shall use its reasonable best efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) to be maintained for so long as Acquiror Options remain outstanding.

     (c) The Board of Directors or Compensation Committee of the Company and Acquiror shall each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16(b)-3(e) under the Exchange Act (as defined in Article X) to cause the disposition in the Merger of the Company Common Stock and Company Stock Options and the acquisition in the Merger of Acquiror Common Stock and Acquiror Options including approving the right to surrender options as set forth in Section 7.5(a) of the 1999 Stock Incentive Plan to be exempt from the provisions of Section 16(b) of the Exchange Act.

     SECTION 2.05.  Company Warrants.

     (a) Prior to the Effective Time, the Company and Acquiror shall take such action as may be necessary or appropriate for Acquiror to assume the Company Warrants (as defined in Section 3.04) so that at the Effective Time each Company Warrant will become a warrant to purchase a number of whole shares of Acquiror Common Stock (an "Acquiror Warrant") equal to the product of the Exchange Ratio
                  ----------------
and the number of shares of Company Common Stock subject to such Company Warrant under the Company Warrant (and rounding any fractional share up to the nearest whole share), at a price per share equal to the aggregate exercise price for the shares of Company Common Stock subject to such Company Warrant divided by the number of whole shares of Acquiror Common Stock purchasable pursuant to such Acquiror Warrant. At the Effective Time (i) Acquiror shall assume all of the Company's obligations with respect to the related Company Warrant; and (ii) Acquiror shall issue to each holder of a Company Warrant a document evidencing the foregoing assumption by Acquiror. The Acquiror will enter into an agreement with the Warrant Agent (as defined in the Company Warrants) confirming the rights of the holders of Company Warrants to receive Acquiror Common Stock upon exercise of such Company Warrants and the terms of such Company Warrants shall be adjusted as described in this Section 2.05.

     (b) Acquiror shall cause to be taken all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of Company Warrants in accordance with this Section 2.05. Acquiror shall use its reasonable best efforts to cause the Acquiror Common Stock subject to Company Warrants to be registered under the Securities Act in accordance with the terms of the Company Warrant Agreement (as defined in Section 3.04) and shall use its reasonable best efforts to cause the effectiveness of such registration statement (and current status of the prospectus or prospectuses contained therein) to be maintained in accordance with the terms of the Company Warrant Agreement for so long as Company Warrants remain outstanding.

     SECTION 2.06.  Closing.

     Subject to the terms and conditions of this Merger Agreement, the closing of the Merger (the "Closing") will take place as soon as practicable (but, in
                    -------
any event, within five (5) business days) after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., Columbia
             ------------
Square, 555 13th Street, N.W., Washington, D.C. 20004, unless another date or place is agreed to in writing by the parties hereto.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as disclosed in the Company SEC Documents (as defined in
Section 3.08) or as specifically set forth in the disclosure schedule delivered by the Company to Acquiror prior to the execution and delivery of this Merger Agreement (the "Company Disclosure Schedule"), the Company hereby represents
                ---------------------------
and warrants (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Company Disclosure Schedule) to, and covenants and agrees with, Acquiror and Acquiror Sub as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Company Disclosure Schedule:

     SECTION 3.01.  Organization and Standing.

     The Company is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets (as defined in Article X), to carry on its business as currently conducted, to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories in which the nature of the business conducted by the Company or the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary, except where the absence of such qualification as a foreign corporation would not reasonably be expected to have a Company Material Adverse Effect (as defined in Article X).

     SECTION 3.02.  Subsidiaries

     Except as set forth in Section 3.02 of the Company Disclosure Schedule, the Company has no Subsidiaries (as defined in Article X) and neither the Company nor any Subsidiary has any equity investment or other interest in, nor has the Company or any Subsidiary made advances or loans (other than for customary credit extended to customers of the Company in the Ordinary Course of Business (as defined in Article X) and reflected in the Financial Statements (as defined in Section 3.08) or incurred in the Ordinary Course of Business since the date of the latest Financial Statements, and other than transfers among the Company and its wholly owned Subsidiaries) to, any corporation, association, partnership, joint venture or other entity. Section 3.02 of the Company Disclosure Schedule sets forth (a) the authorized capital stock or other equity interests of each direct and indirect Subsidiary of the Company and the percentage of the outstanding capital stock or other equity interests of each Subsidiary directly or indirectly owned by the Company and (b) the nature and amount of any such equity investment, other interest or advance. All of such shares of capital stock or other equity interests of Subsidiaries directly or indirectly held by the Company have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. Except as disclosed in Section
3.02 of the Company Disclosure Schedule, the Company directly, or indirectly through wholly owned Subsidiaries, owns all such shares of capital stock or other equity interests of the direct or indirect Subsidiaries free and clear of all Encumbrances (as defined in Article X). Each Subsidiary is duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of organization (as listed in Section 3.02 of the Company Disclosure Schedule), and has the full and unrestricted corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is duly qualified to conduct business and is in good standing in the states, countries and territories in which the nature of their businesses or the character of the Assets owned, leased or otherwise held by them makes any qualification necessary, except where the absence of such qualification would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.02 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any Subsidiary or any other Person.

     SECTION 3.03.  Certificate of Incorporation and Bylaws.

     The Company has furnished to Acquiror a true and complete copy of the certificate of incorporation or other organizational document, as the case may be, of the Company and of each Subsidiary, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity (as defined in Article X)) of the respective jurisdictions of incorporation or organization, and a true and complete copy of the bylaws of the Company and of each Subsidiary, as currently in effect, certified by their respective corporate secretaries or assistant corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Company Disclosure Schedule.

     SECTION 3.04.  Capitalization.

     The authorized capital stock of the Company consists of (a) 150,000,000 shares of Company Common Stock, of which, as of December 31, 1999: (i) 57,030,590 shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; (ii) no shares were held in the treasury of the Company; (iii) 4,247,598 shares were reserved for issuance pursuant to Company Stock Options; and (iv) 913,998 shares were reserved for issuance upon the exercise of Company Warrants issued pursuant to the terms of the Company Warrant Agreement; and (b) 25,000,000 shares of Company preferred stock, $.001 par value per share ("Company Preferred Stock") of which:
                                             -----------------------
(i) no shares are issued and outstanding; (ii) no shares are held in the treasury of the Company; and (iii) no shares are reserved for issuance.
Warrants to purchase 913,998 shares of Company Common Stock (the "Company
                                                                  -------
Warrants") which were issued pursuant to that certain Warrant Agreement dated
--------
July 24, 1998 (the "Company Warrant Agreement"), between the Company and Bank of
                    -------------------------
Montreal Trust Company, as warrant agent, are issued and outstanding as of December 31, 1999. The Company Common Stock and the Company Preferred Stock are referred to collectively in this Merger Agreement as the "Company Capital
                                                          ---------------
Stock."  Except as described in this Section 3.04 or Section 3.04 of the Company
-----
Disclosure Schedule, no other securities of Company Capital Stock have been reserved for any purpose. Except as set forth in clauses (a)(iii), (a)(iv) and the third preceding sentence above, there are no outstanding securities convertible into or exercisable or exchangeable for Company Common Stock, any other securities of the Company, or any capital stock or other securities of any of the Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of the Company or any of the Subsidiaries. Except as set forth in Section 3.04 of the Company Disclosure Schedule, the Company has not granted or awarded any Company Stock Options since September 30, 1999. Except as set forth in Section 3.04 of the Company Disclosure Schedule, there are no outstanding Agreements (as defined in Article X) to which the Company or any Principal Company Stockholder is a party affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of Company Common Stock, any other securities of the Company, or any capital stock or other securities of any Subsidiary, except as contemplated hereunder. Since December 31, 1999, no shares of Company Common Stock have been issued by the Company, except pursuant to the exercise of Company Stock Options or Company Warrants in accordance with their terms. Each of the outstanding shares of Company Common Stock and of capital stock, or other equity interests in, the Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and such shares or other equity interests owned by the Company or any Subsidiary are owned free and clear of all Encumbrances, except as described in Section 3.04 of the Company Disclosure Schedule. Each of the Company Warrants, the Company's 11 3/4% Senior Notes due 2008 and the Company's 11 3/4% Series B Senior Notes due 2008 were issued in compliance with all applicable federal and state Laws concerning the issuance of securities. No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which Company Stockholders may vote are issued or outstanding except for any securities issued after the date hereof in accordance with Section 5.01.

     SECTION 3.05.  Authority; Binding Obligation.

     The execution and delivery by the Company of this Merger Agreement, the execution and delivery by the Company and the Subsidiaries of all other Documents contemplated hereby, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or the Subsidiaries are necessary to authorize this Merger Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby, other than the approval and adoption of this Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's certificate of incorporation and bylaws (assuming neither Acquiror nor Acquisition Sub is an "interested stockholder" of the Company under Section 203 of Delaware Law immediately before the execution and delivery of this Merger Agreement). This Merger Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

     SECTION 3.06.  No Conflict; Required Filings and Consents.

     (a) The execution, delivery and performance by the Company of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the certificate of incorporation or bylaws of the Company or the certificate or articles of formation or bylaws of any Subsidiary;
(ii) subject to (A) obtaining the requisite approval and adoption of this Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's certificate of incorporation and bylaws and (B) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws (as defined in Article X), the HSR Act (as defined in Article X), rules and regulations of the NASD (as defined in Article X), applicable state utility and communications Laws, applicable municipal franchise Laws and the filing and recordation of the Certificate of Merger as required by Delaware Law, conflict with or violate any Law applicable to the Company or any Subsidiary, or any of their respective Assets; (iii) subject to obtaining the consents and approvals set forth in Section 3.06(b) of the Company Disclosure Schedule, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, may be bound; or
(iv) except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, the Company or any Subsidiary or any of the Assets now owned or hereafter acquired by the Company or any Subsidiary; except for any such conflict or violation described in clause (ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not reasonably be expected to have a Company Material Adverse Effect and that would not prevent consummation of the Merger by the End Date (as defined in Section 8.01(b)(i)).

     (b) Except as set forth in Section 3.06(b) of the Company Disclosure Schedule, the execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) the approval and adoption of this Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company's certificate of incorporation and bylaws, (B) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, rules and regulations of the NASD, applicable state utility and communications Laws and applicable municipal franchise Laws, and (C) the filing and recordation of the Certificate of Merger as required by Delaware Law; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Company, the Surviving Corporation or any Subsidiary, except for any Agreement not required to be disclosed by the last sentence of this Section 3.06(b).
Section 3.06(b) of the Company Disclosure Schedule lists all

Agreements that reasonably could be interpreted or expected to require the consent or acquiescence of any Person not party to this Merger Agreement with respect to any aspect of the execution, delivery or performance of this Merger Agreement by the Company and the Subsidiaries where (i) such Agreements are material to the operation of the Company and the Subsidiaries or (ii) the failure to obtain such consent or acquiescence would reasonably be expected to result in a Company Material Adverse Effect and would not prevent the consummation of the Merger on a timely basis.

     SECTION 3.07.  Licenses; Compliance.

     (a) Each of the Company and each Subsidiary is in possession of all Licenses (as defined in Article X) necessary for the Company or any Subsidiary to own, lease and operate its Assets or to carry on its business as it is now being conducted (the "Company Licenses"), except where the failure to possess
                      ----------------
any such Company License would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or default under any Company License, except for any such violation or default that would not reasonably be expected to have a Company Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in violation of or default under, nor has it breached, (i) any term or provision of its certificate or articles of incorporation or formation or bylaws or (ii) any Agreement or restriction to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound or affected, except for any such violation, default or breach described in clause
(ii) that would not have a Company Material Adverse Effect. The Company and the Subsidiaries have complied and are in full compliance with all Laws, except where the failure so to comply would not have a Company Material Adverse Effect.

     (c) Except as set forth in Section 3.07(c) of the Company Disclosure Schedule, all returns, reports, statements and other Documents required to be filed by the Company or any Subsidiary with any Governmental Entity have been filed and complied with and are true, correct and complete (and any related fees required to be paid have been paid in full), except where the failure so to file would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.07(c) of the Company Disclosure Schedule, to the knowledge (as defined in Article X) of the Company and the Subsidiaries, all records of every type and nature relating to the Company Licenses or the business, operations or Assets of the Company or any Subsidiary have been maintained in accordance with good business practices and the rules of any Governmental Entity and are maintained at the Company or the appropriate Subsidiary, except where the failure so to maintain would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.08.  SEC Documents.

     Since January 1, 1998, the Company has filed or, in the case of the Company Post-Signing SEC Documents (as defined in Section 6.10), will file all required reports, schedules, forms, statements and other Documents with the SEC (as defined in Article X) (collectively, including the Company Post-Signing SEC Documents, the "Company SEC Documents"). As of their respective filing dates,
                ---------------------
the Company SEC Documents complied or, in the case of the Company Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained or, in the case of the Company Post-Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the Company Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents (the "Financial
                                                                      ---------
Statements") comply or, in the case of the Company Post-Signing SEC Documents,
----------
will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Company Post-Signing SEC Documents, will have been prepared in accordance with GAAP (as defined in Article X) (except, in the case of unaudited statements, for the lack of normal year-end adjustments, the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the Financial Statements, as required by GAAP or as required by any Governmental Entity, the Company has not, since December 31, 1998, made any change in accounting practices or policies applied in the preparation of the Financial Statements.

     SECTION 3.09.  Reorganization.

     To the knowledge of the Company, neither it nor any of its affiliates has taken any action or failed to take any action or is aware of any circumstances that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 3.10.  Vote Required.

     The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the transactions contemplated by this Merger Agreement.

     SECTION 3.11.  Brokers.

     No broker, finder or investment banker (other than Credit Suisse First Boston Corporation) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary or any of their respective affiliates. Prior to the date of this Merger Agreement, the Company has furnished to Acquiror a complete and correct copy of all Agreements between the Company and Credit Suisse First Boston Corporation pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Merger Agreement.

     SECTION 3.12.  Disclosure.

     (a) None of the information supplied or to be supplied by or on behalf of the Company expressly for inclusion (and so included or relied on for information included) in (i) the Registration Statement (as defined in Section 6.01(a)) and (ii) the Joint Proxy Statement (as defined in Section 6.01(a)), at the respective times that (w) the Registration Statement is filed with the SEC,
(x) the Registration Statement becomes effective, (y) the Joint Proxy Statement is mailed, and (z) any meeting of stockholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) No representation or warranty contained in this Merger Agreement or the Company Disclosure Schedule (giving full effect to the concepts and qualifications of materiality and knowledge contained therein and not with the intention or effect of eliminating or limiting such concepts and qualifications in any way), and no other agreements, documents, certificates, instruments or other information furnished or to be furnished, or made available or to be made available to Acquiror by the Company pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation shall not apply to the
            --------  -------
matters specifically covered by any other representation or warranty in this Merger Agreement, it being the intent of the parties that this sentence not be applied so as to broaden the scope of those representations and warranties.

     SECTION 3.13.  Intellectual Property.

     The Company and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all material Intellectual Property (as defined in Article X) that is individually or in the aggregate material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole ("Company Intellectual Property"). Except as set forth in Section 3.13 of the
  -----------------------------
Company Disclosure Schedule, the Company and its Subsidiaries (a) have not defaulted in any material respect under any license to use Company Intellectual Property and (b) are not the subject of any proceeding or litigation for infringement of any third party Intellectual Property or for infringement of any Company Intellectual Property, other than a default, proceeding, litigation, that is not having or would not be reasonably expected to have a Company Material Adverse Effect.

     SECTION 3.14.  Absence of Undisclosed Liabilities.

     There are no liabilities or obligations (whether absolute or contingent, matured or unmatured) of the Company or any Subsidiary, including but not limited to liabilities for Taxes (as defined in Article X), of a nature required by GAAP to be reflected, or reserved against, in the balance sheet included in the Financial Statements and that are not so reflected, or reserved against, therein. Except as described in Section 3.14 of the Company Disclosure Schedule or reflected or reserved against in the Financial Statements, since December 31, 1998, neither the Company nor any Subsidiary has incurred any material liabilities or obligations (whether absolute or contingent, matured or unmatured) other than in the Ordinary Course of Business.

     SECTION 3.15.  Absence of Certain Changes or Events.

     Except as set forth in Section 3.15 of the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1998 and prior to the date hereof, there has been no adverse change, and no change except in the Ordinary Course of Business, in the business, operations, condition (financial or otherwise), of the Company and its Subsidiaries, taken as a whole, except such changes that would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in
Section 3.15 of the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1998, (a) the Company and the Subsidiaries have conducted their respective businesses substantially in the manner theretofore conducted and only in the Ordinary Course of Business (excluding the incurrence of reasonable and customary liabilities related to this Merger Agreement and the transactions contemplated hereby), and (b) neither the Company nor any Subsidiary has taken any action or omitted to take any action, or entered into any contract, Agreement, commitment or arrangement to take any action or omit to take any action, which, if taken or omitted after the date hereof, would violate Section 5.01 or would reasonably be expected to have a Company Material Adverse Effect. At the Closing, the Company shall deliver to Acquiror an updated Section 3.15 to the Company Disclosure
Schedule in accordance with the provisions of Section 6.05.

     SECTION 3.16.  Litigation; Disputes.

     Except as disclosed in Section 3.16 of the Company Disclosure Schedule, there are no material actions, suits, claims, arbitrations, proceedings or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened or reasonably anticipated against, affecting or involving the Company or any Subsidiary or their respective businesses, current or former employees, or Assets, or the transactions contemplated by this Merger Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Entity, domestic or foreign. Neither the Company nor any Subsidiary is (i) operating under or subject to any order (except for orders that Persons similarly situated, engaged in similar businesses and owning similar Assets are operating under or subject to), award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity, or (ii) in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity.

     SECTION 3.17.  Pension and Benefit Plans.

     (a) Except as set forth in Section 3.17(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) maintains or during the past three (3) years has maintained any Plan (as defined in Article X) or Other Arrangement (as defined in Article X), (ii) is or during the past three (3) years has been a party to any Plan or Other Arrangement, or (iii) has obligations under any Plan or Other Arrangement.

     (b) The Company has made available to Acquiror true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding Document) for each Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any Governmental Entity; and (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan (as defined in Article X). For each Other Arrangement, the Company has made available to Acquiror true and complete copies of each policy, Agreement or other Document setting forth or explaining the current terms of the Other Arrangement, all related trust Agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications which could materially increase the liability under such arrangement, and all material correspondence with or other submissions to any Governmental Entity.

     (c) No Plan is a Multiemployer Plan (as defined in Article X) or an ESOP (as defined in Article X).

     (d) To their knowledge, the Company and the Subsidiaries have complied in all material respects with all applicable provisions of the Code, ERISA (as defined in Article X), the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements.

     (e) Except as set forth in Section 3.17(e) of the Company Disclosure Schedule, no Plan or Other Arrangement, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or independent contractor that, to the knowledge of the Company, is not deductible under
Section 162(a)(1) or 404 of the Code, or that is an "excess parachute payment" pursuant to Section 280G of the Code.

     (f) Except as set forth in Section 3.17(f) of the Company Disclosure Schedule, no Welfare Plan (as defined in Article X) provides or promises post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of the Company or any Subsidiary other than benefits necessary to comply with Section 4980B(f) of the Code and Sections 601 through 607 of ERISA.

     SECTION 3.18.  Taxes and Tax Matters.

     (a) The Company and the Subsidiaries have (or, in the case of Company Tax Returns (as defined in Article X) becoming due after the date hereof and before the Effective Time, will have prior to the Effective Time) duly and timely filed all Company Tax Returns required to be filed by the Company and the Subsidiaries at or before the Effective Time with respect to all applicable Taxes other than those the failure of which to file would not have a Company Material Adverse Effect. All such Company Tax Returns are (or, in the case of returns becoming due after the date hereof and before the Effective Time, will be) true and complete in all material respects. The Company and the Subsidiaries: (i) have paid all Taxes due or claimed to be due by any Taxing authority (without regard to whether or not such Taxes are shown as due on any Company Tax Returns) or are contesting such Taxes in good faith; or (ii) have established (or, in the case of amounts becoming due after the date hereof, prior to the Effective Time will have paid or established) in the Financial Statements adequate reserves (in conformity with GAAP consistently applied) for the payment of such Taxes.

     (b) Except as set forth in Section 3.18(b) of the Company Disclosure Schedule, all Company Tax Returns have been examined by the relevant Taxing authorities, or closed without audit by applicable Law, and all deficiencies proposed as a result of such examinations have been paid, settled or reserved for in the Financial Statements, for all taxable years prior to and including the taxable year ended December 31, 1998. Except as set forth in Section 3.18(b) of the Company Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company or any Subsidiary, threatened in respect of any material Taxes for which the Company or any Subsidiary is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company or any Subsidiary, threatened.

     (c) Except as set forth in Section 3.18(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) has executed or filed with the IRS (as defined in Article X) any consent to have the provisions of Section 341(f) of the Code apply to it; (ii) is subject to Section 999 of the Code; or
(iii) is a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes (other than an Agreement the only parties to which are the Company and the Subsidiaries).

     (d) The Company has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

     SECTION 3.19.  Opinion of Financial Advisor.

     The Company has received the written opinion of Credit Suisse First Boston Corporation on or prior to the date of this Merger Agreement to the effect that, as of the date of such opinion, the consideration to be received pursuant to the transactions contemplated under this Merger Agreement is fair to the Company Stockholders from a financial point of view, and the Company will promptly, after the date of this Merger Agreement, deliver a copy of such opinion to Acquiror.

     SECTION 3.20.  Board Recommendation.

     At a meeting duly called and held in compliance with Delaware Law, the Board of Directors of the Company has adopted a resolution approving, adopting and declaring the advisability of this Merger Agreement and the transactions contemplated hereby and recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Stockholders.

     SECTION 3.21.  Intentionally Deleted.

     SECTION 3.22.  Copies of Documents.

     True and complete copies of all Documents listed in the Company Disclosure Schedule have been furnished to Acquiror prior to the execution of this Merger Agreement.

     SECTION 3.23.  Affiliate Agreements.

     In accordance with Section 6.11, the executive officers, directors and certain Company Stockholders specified in Section 3.23 of the Company Disclosure Schedule ("Company Affiliates") have indicated to the Company that they intend
           ------------------
to execute and deliver to Acquiror affiliate agreements in substantially the form attached hereto as Exhibit E (the "Affiliate Agreements") and each such
                        ---------       --------------------
Affiliate Agreement, when so executed and delivered, will, to the knowledge of the Company, constitute a legal, valid and binding obligation of the respective Company Affiliate who is a party thereto, enforceable against such Company Affiliate in accordance with its terms. Except as set forth in Section 3.23 of the Company Disclosure Schedule, to the Company's knowledge, there are no affiliates of the Company as of the date hereof as that term is used in SEC Rule 145.

     SECTION 3.24.  State Takeover Statutes; Certain Charter Provisions.

     The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt the Company, the Subsidiaries and affiliates, the Merger, this Merger Agreement, the Option Agreements and the transactions contemplated hereby and thereby from Section 203 of Delaware Law. To the Company's knowledge, no other state takeover statutes or charter or bylaw provisions are applicable to the Merger, this Merger Agreement, the Option Agreements or the transactions contemplated hereby or thereby.

     SECTION 3.25.  Dissenters' Rights.

     The shares of Company Common Stock are listed on The Nasdaq Stock Market's National Market System and no Company Stockholder has any appraisal or dissenters' rights pursuant to the certificate of incorporation of the Company or any Law arising from, or in connection with, the consummation of the Merger and the other transactions contemplated hereby.

     SECTION 3.26.  Foreign Corrupt Practices and International Trade Sanctions.

     To the Company's knowledge, neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (b) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (c) violated or operated in non-compliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, except in each case where such action would not reasonably be expected to have Company Material Adverse Effect.

     SECTION 3.27.  Year 2000.

     The Company has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations that could be adversely affected by a failure of any of its Systems (as defined in Article X) to be Year 2000 Compliant (as defined in Article X), (b) developed a plan and timeline for addressing Year 2000 compliance, and (c) implemented that plan. Subject to the qualification contained in the Company SEC Documents, based on the foregoing and the Company SEC Documents, to the Company's knowledge, all Systems owned by or under the control of the Company or any of its Subsidiaries are Year 2000 Compliant except where the failure to be non-Year 2000 Compliant will not have a Company Material Adverse Effect.

     SECTION 3.28.  Insurance.

     Each of the Company and its Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting business as conducted by the Company and its Subsidiaries during such time period. Since January 1, 1998, neither the Company nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of the Company or its Subsidiaries which has not been cured. The insurance policies of the Company and its Subsidiaries are valid and enforceable policies.

     SECTION 3.29.  Environmental Matters.

     Except for such matters that are not reasonably likely to have a Company Material Adverse Effect, or would not otherwise require disclosure under the Securities Act, or except as set forth on Section 3.29 of the Company Disclosure Schedule (a) each of the Company and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws (as defined in Article X); (b) to the Company's knowledge, the properties currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Materials (as defined in Article X); (c) to the Company's knowledge, Hazardous Materials were not present, disposed, released or otherwise deposited on, under, at or from the properties formerly owned or operated by it or any of its Subsidiaries during the period of ownership or operation by it or any of its Subsidiaries;
(d) to the Company's knowledge, neither it nor any of its Subsidiaries is subject to liability for any Hazardous Material disposal or contamination on any third-party property; (e) to the Company's knowledge, neither it nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Materials; (f) neither it nor any of its Subsidiaries has received any written notice, demand, threat, letter, claim or request for information from a Governmental Entity alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (g) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Materials; and (h) to the Company's knowledge, there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

     SECTION 3.30.  Certain Contracts.

     All material contracts required to be described in Item 601(b)(10) of Regulation S-K to which the Company or its Subsidiaries is a party or may be bound have been filed as exhibits to the Company's SEC Documents. Section 3.30 of the Company Disclosure Schedule lists all material joint venture or strategic alliance agreements to which the Company is a party. All contracts, licenses, consents, royalty or other agreements which are material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party (the "Company Contracts") are valid and in full force and effect on
                 -----------------
the date hereof except to the extent they have previously expired in accordance with their terms or to the extent that such invalidity would not have a Company Material Adverse Effect, and, to the Company's knowledge, neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Contract, except for defaults which would not reasonably be expected to result in a Company Material Adverse Effect. Section 3.30 of the Company Disclosure Schedule separately identifies each Company Contract which contains a change-of-control or similar type provision which will be "triggered" and/or require a consent as a result of the transactions contemplated hereby. Except as set forth in
Section 3.30 of the Company Disclosure Schedule, there are no written Agreements pursuant to which any Person is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of the Company or any Subsidiary, other than employee bonus compensation (including, without limitation, sales commission arrangements) entered into in the Ordinary Course of Business.

     SECTION 3.31.  Ownership of Securities.

     As of the date hereof, neither the Company nor, to the Company's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Acquiror, which in the aggregate represent ten percent (10%) or more of the outstanding shares of Acquiror Common Stock (other than shares held by the Company Benefit Plans (as defined in Article X)), nor (b) is an "interested stockholder" of Acquiror within the meaning of Section 203 of Delaware Law.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF ACQUIROR AND ACQUIROR SUB

     Except as disclosed in the Acquiror SEC Documents (as defined in Section 4.07) or as specifically set forth in the disclosure schedule delivered by Acquiror and Acquiror Sub to the Company prior to the execution and delivery of this Merger Agreement (the "Acquiror Disclosure Schedule"), Acquiror and
                            ----------------------------
Acquiror Sub hereby jointly and severally represent and warrant (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Acquiror Disclosure Schedule) to, and covenant and agree with, the Company as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Acquiror Disclosure Schedule:

     SECTION 4.01.  Organization and Standing; Subsidiaries.

     Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries (as defined in Article X) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets, and to carry on its business as currently conducted. Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories in which the nature of the business conducted by it or the character of the Assets owned, leased or otherwise held by it makes such qualification necessary, except where the absence of such qualification as a foreign corporation would not reasonably be expected to have an Acquiror Material Adverse Effect (as defined in Article X).

     SECTION 4.02.  Certificate of Incorporation and Bylaws.

     Acquiror has furnished to the Company a true and complete copy of the certificate of incorporation of Acquiror and the certificate of incorporation of Acquiror Sub, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity) of their respective jurisdictions of incorporation, and a true and complete copy of the bylaws of Acquiror and the bylaws of Acquiror Sub, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Acquiror Disclosure Schedule.

     SECTION 4.03.  Capitalization.

     The authorized capital stock of Acquiror consists of (a) 250,000,000 shares of Acquiror Common Stock, of which, as of November 30, 1999: (i) 156,167,497 shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; (ii) no shares were held in the treasury of Acquiror; (iii) 33,254,788 shares were reserved for issuance pursuant to outstanding options to purchase Acquiror Common Stock granted to employees and certain other Persons; (iv) 491,072 shares were reserved for issuance pursuant to a Stock Option Agreement dated August 21, 1998 between Acquiror and QST Enterprises, Inc.; (v) 20,828 shares were reserved for issuance pursuant to a Stock Option Agreement dated November 25, 1998 between Acquiror and certain stockholders of Inlet, Inc.; (vi) 1,658,054 shares were reserved for issuance pursuant to the McLeodUSA Incorporated Employee Stock Purchase Plan; (vii) 1,609,727 shares were reserved for issuance pursuant to the McLeodUSA Incorporated 401(k) Profit Sharing Plan; (viii) 268,816 shares were reserved for issuance in connection with the acquisition by Acquiror of Dakota Telecommunications Group, Inc. on March 5, 1999; (ix) 179,825 shares were reserved for issuance in connection with the acquisition by Acquiror of the assets of Noverr Publishing, Inc. on June 16, 1999; (x) 76,343 shares were reserved for issuance in connection with the Stock Option Agreement dated January 28, 1998 between Acquiror and Diamond Partners Incorporated; (xi) 37,290,583 shares were reserved for issuance upon conversion of outstanding shares of Acquiror Preferred Stock (as defined below); (xii) 2,601,376 shares were reserved for issuance upon the exercise and conversion of options to purchase Acquiror Class B Common Stock (as defined below) as described in clause
(b)(iii) below; and (xiii) 15,424 shares were reserved for issuance in connection with the acquisition by Acquiror of The Millennium Group Telem anagement LLC on June 7, 1999; (b) 22,000,000 shares of Class B common stock, par value $.01 per share ("Acquiror Class B Common Stock"), of which, as of the
                           -----------------------------
date hereof: (i) no shares are issued
and outstanding; (ii) no shares are held in the treasury of Acquiror; and (iii) 2,601,376 shares are reserved for issuance pursuant to outstanding options to purchase Acquiror Class B Common Stock granted to a significant stockholder of Acquiror; and (c) 2,000,000 shares of serial preferred stock, par value $.01 per share, of which, as of the date hereof (i)(A) 1,150,000 shares of 6.75% Series A preferred stock, par value $.01 per share ("Acquiror Series A Preferred Stock"),
                                            ---------------------------------
(B) 275,000 shares of Series B preferred stock, par value $.01 per share ("Acquiror Series B Preferred Stock"), and (C) 125,000 shares of Series C
  ---------------------------------
preferred stock, par value $.01 per share ("Acquiror Series C Preferred Stock"
                                            ---------------------------------
and together with Acquiror Series A Preferred Stock and Acquiror Series B Preferred Stock, "Acquiror Preferred Stock") are issued and outstanding, all of
                  ------------------------
which were duly authorized, validly issued, fully paid and nonassessable; and
(ii) no shares are held in the treasury of Acquiror. However, as of the date hereof, no more than 165,000,000 shares of Acquiror Common Stock were issued and outstanding. Except as set forth in Section 4.03(a) of the Acquiror Disclosure Schedule and except for the options set forth in clauses (a)(iii), (a)(iv),
(a)(v), (a)(x), (a)(xiii) and (b)(iii) above and the Acquiror Preferred Stock set forth in clause (c) above, as of November 30, 1999, there were no outstanding securities convertible into or exchangeable for capital stock or any other securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries (as defined in Article X) and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such capital stock or other securities of Acquiror or any of Acquiror's Significant Subsidiaries. Except as set forth in Section 4.03(a) of the Acquiror Disclosure Schedule and except for Agreements relating to the options specified in clauses (a)(iii), (a)(iv), (a)(v), (a)(x), (a)(xiii) and (b)(iii) above, there are no outstanding Agreements to which Acquiror or any of its Significant Subsidiaries is a party affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of capital stock or any other securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries, except as contemplated hereunder. Each of the outstanding shares of Acquiror Common Stock, and of capital stock of, or other equity interests in, Acquiror's Significant Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and, except as set forth in Section 4.03(b) of the Acquiror Disclosure Schedule, such shares or other equity interests owned by Acquiror or any of its Significant Subsidiaries are owned free and clear of all Encumbrances.

     SECTION 4.04.  Authority; Binding Obligation.

     The execution and delivery by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this

Merger Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby, other than the approval by the stockholders of Acquiror of both the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement. This Merger Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general equitable principles (whether considered in a proceeding in equity or at law).

     SECTION 4.05.  No Conflict; Required Filings and Consents.

     (a) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) subject to obtaining the requisite approval of the Acquiror Charter Amendment by the stockholders of Acquiror, conflict with, or violate any provision of, the certificate of incorporation or the bylaws of Acquiror, or the certificate or articles of incorporation or formation or bylaws of Acquiror Sub or any of Acquiror's Significant Subsidiaries; (ii) subject to (A) obtaining the requisite approval of the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement by the stockholders of Acquiror, and (B) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the NASD, applicable state utility and communications Laws and applicable municipal franchise Laws, and the filing and recordation of the Articles of Merger as required by Delaware Law, conflict with or violate any Law applicable to Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets; (iii) conflict with, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries is a party or by which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries or any of the Assets of Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries; except for any such conflict or violation described in clause
(ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not reasonably be expected to have an Acquiror Material Adverse Effect and that would not prevent consummation of the Merger by the End Date.

     (b) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) the requisite approval of the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement by the stockholders of Acquiror, (B) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the NASD and applicable state utility and communications Laws and applicable municipal franchise Laws and (C) the filing and recordation of the Acquiror Charter Amendment and Articles of Merger as required by Delaware Law; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on the business operations of Acquiror, the Surviving Corporation or any of Acquiror's Significant Subsidiaries, except with respect to any Agreement not material to the operation of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries.

     SECTION 4.06.  Licenses; Compliance.

     (a)  Each of Acquiror and each Significant Subsidiary (as defined in
Article X) is in possession of all Licenses necessary for Acquiror or any Significant Subsidiary to own, lease and operate its Assets or to carry on its business as it is now being conducted (the "Acquiror Licenses"), except where
                                            -----------------
the failure to possess any such Acquiror License would not reasonably be expected to have an Acquiror Material Adverse Effect. Neither the Acquiror nor any Significant Subsidiary is in violation of or default under any Acquiror License, except for any such violation or default that would not reasonably be expected to have an Acquiror Material Adverse Effect.

     (b) Neither Acquiror nor any Significant Subsidiary is in violation of or default under, nor has it breached, (i) any term or provision of its certificate or articles of incorporation or formation or bylaws or (ii) any Agreement or restriction to which Acquiror or any Significant Subsidiary is a party or by which Acquiror or any Significant Subsidiary, or any of their respective Assets, is bound or affected, except for any such violation, default or breach described in clause (ii) that would not have an Acquiror Material Adverse Effect. Acquiror and the Significant Subsidiaries have complied and are in full compliance with all Laws, except where the failure so to comply would not have an Acquiror Material Adverse Effect.

     SECTION 4.07.  SEC Documents.

     Since January 1, 1997, Acquiror has filed or, in the case of the Acquiror Post-Signing SEC Documents (as defined in Section 6.10), will file all required reports, schedules, forms, statements and other Documents with the SEC (collectively, including the Acquiror Post-Signing SEC Documents, the "Acquiror
                                                                       --------
SEC Documents"). As of their respective filing dates, the Acquiror SEC
--------------
Documents complied or, in the case of the Acquiror Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Acquiror SEC Documents contained or, in the case of the Acquiror Post-Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the Acquiror Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading. The consolidated financial statements of Acquiror included in the Acquiror SEC Documents comply or, in the case of the Acquiror Post-Signing SEC Documents, will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Acquiror Post-Signing SEC Documents, will have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the lack of normal year-end adjustments and the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Acquiror and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the Acquiror SEC Documents, as required by GAAP or as required by any Governmental Entity, Acquiror has not, since December 31, 1998, made any change in accounting practices or policies applied in the preparation of financial statements.

     SECTION 4.08.  Reorganization.

     To the knowledge of Acquiror, neither Acquiror, Acquiror Sub nor any of Acquiror's Significant Subsidiaries has taken any action or failed to take any action or is aware of any circumstance that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 4.09.  Vote Required.

     The approval of the Acquiror Charter Amendment by the affirmative vote of the holders of a majority of the outstanding shares of Acquiror Common Stock and the approval of the issuance of Acquiror Common Stock pursuant to the Merger

Agreement by the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of Acquiror Common Stock are the only votes of the holders of any class or series of capital stock of Acquiror necessary to approve the transactions contemplated by this Merger Agreement.

     SECTION 4.10.  Brokers.

     No broker, finder or investment banker (other than Salomon Smith Barney Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Acquiror or any of its affiliates.

     SECTION 4.11.  Disclosure.

     (a) None of the information supplied or to be supplied by or on behalf of Acquiror or Acquiror Sub expressly for inclusion (and so included or relied on for information included) in (i) the Registration Statement and (ii) the Joint Proxy Statement, at the respective times that (w) the Registration Statement is filed with the SEC, (x) the Registration Statement becomes effective, (y) the Joint Proxy Statement is mailed, and (z) any meeting of stockholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) No representation or warranty contained in this Merger Agreement or the Acquiror Disclosure Schedule (giving full effect to the concepts and qualifications of materiality and knowledge contained therein and not with the intention or effect of eliminating or limiting such concepts and qualifications in any way), and no other agreements, documents, certificates, instruments or other information furnished or to be furnished, or made available or to be made available to the Company by Acquiror or Acquiror Sub pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation shall not
                           --------  -------
apply to the matters specifically covered by any other representation or warranty in this Merger Agreement, it being the intent of the parties that this sentence not be applied so as to broaden the scope of those representations and warranties.

     SECTION 4.12. Capitalization of Acquiror Sub; No Prior Activities of Acquiror Sub.

     Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby. The authorized capital stock of Acquiror Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are duly authorized, validly issued, fully paid and nonassessable and held of record by Acquiror.

     SECTION 4.13.  Litigation.

Except as set forth in Section 4.13 of the Acquiror Disclosure Schedule, there are no material actions, suits, claims, arbitrations, proceedings or investigations pending or, to the knowledge of Acquiror or any Subsidiary, threatened against, affecting or involving Acquiror or any Subsidiary or their respective businesses or Assets, or the transactions contemplated by this Merger Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Entity, domestic or foreign. Neither Acquiror nor any Significant Subsidiary is in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity except for such defaults that, individually or in the aggregate, would not reasonably be expected to have an Acquiror Material Adverse Effect.

     SECTION 4.14.  Board Recommendations.

     At a meeting duly called and held in compliance with Delaware Law, the Board of Directors of each of Acquiror and Acquiror Sub has adopted a resolution approving, adopting and declaring the advisability of this Merger Agreement and the transactions contemplated hereby and the Board of Directors of Acquiror has adopted by unanimous vote a resolution recommending approval and adoption of the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to this Merger Agreement by the stockholders of Acquiror.

     SECTION 4.15.  Year 2000.

     Acquiror has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' businesses and operations that could be adversely affected by a failure of any of its Systems to be Year 2000 Compliant, (b) developed a plan and timeline for addressing Year 2000 compliance, and (c) implemented that plan.

     Based on this review, Acquiror believes the Year 2000 problem which impacts computer programs and hardware timers using two digits (rather than four) to define the applicable year will not have an Acquiror Material Adverse Effect.

     SECTION 4.16.  Certain Contracts.

     (a) All material contracts required to be described in Item 601(b)(10) of Regulation S-K to which Acquiror or its Subsidiaries is a party or may be bound have been filed as exhibits to Acquiror's SEC Documents.

     (b) All contracts, licenses, consents, royalty or other agreements which are material to Acquiror and its Significant Subsidiaries, taken as a whole, to which Acquiror or any of its Significant Subsidiaries is a party (the "Acquiror
                                                                       --------
Contracts") are valid and in full force and effect on the date hereof except to
---------
the extent they have previously expired in accordance with their terms or to the extent that such invalidity would not have an Acquiror Material Adverse Effect, and, to Acquiror's knowledge, neither Acquiror nor any of its Significant Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Acquiror Contract, except for defaults which would not reasonably be expected to result in an Acquiror Material Adverse Effect.

     SECTION 4.17.  Acquiror Common Stock.

     The Acquiror Common Stock to be issued and delivered to the Company Stockholders pursuant to the Merger, or upon the exercise of Acquiror Warrants or Acquiror Options granted in exchange for Company Warrants or Company Stock Options by reason of the Merger, when issued in accordance with this Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will not have been issued in violation of any subscriptive or preemptive rights and will have been approved for listing (subject to official notice of issuance) by The Nasdaq Stock Market's National Market System.

     SECTION 4.18.  Pension and Benefit Plans.

     (a) Except as set forth in Section 4.18(a) of the Acquiror Disclosure Schedule, neither Acquiror nor any Significant Subsidiary (i) maintains or during the past three (3) years has maintained any Plan or Other Arrangement,
(ii) is or during the past three (3) years has been a party to any Plan or Other Arrangement, or (iii) has obligations under any Plan or Other Arrangement.

     (b) Acquiror has made available to the Company true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding Document) for each Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any Governmental Entity; and (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan. For each Other Arrangement, Acquiror has made available to the Company true and complete copies of each policy, Agreement or other Document setting forth or explaining the current terms of the Other Arrangement, all related trust Agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications which could materially increase the liability under such arrangement, and all material correspondence with or other submissions to any Governmental Entity.

     (c)  No Plan is a Multiemployer Plan or an ESOP.

     (d) To their knowledge, Acquiror and its Significant Subsidiaries have complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements.

     (e) Except as set forth in Section 4.18(e) of the Acquiror Disclosure Schedule, no Plan or Other Arrangement, individually or collectively, provides for any payment by Acquiror or any of its Significant Subsidiaries to any employee or independent contractor that, to the knowledge of Acquiror, is not deductible under Section 162(a)(1) or 404 of the Code, or that is an "excess parachute payment" pursuant to Section 280G of the Code.

     (f) Except as set forth in Section 4.18(f) of the Acquiror Disclosure Schedule, no Welfare Plan provides or promises post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of Acquiror or any of its Significant Subsidiaries other than benefits necessary to comply with Section 4980B(f) of the Code and Sections 601 through 607 of ERISA.

     SECTION 4.19.  Absence of Certain Changes or Events.

     Except as set forth in Section 4.19 of the Acquiror Disclosure Schedule or as disclosed in the Acquiror SEC Documents filed with the SEC prior to the date hereof, since December 31, 1998, there has been no adverse change, and no change except in the Ordinary Course of Business, in the business, operations, condition (financial or otherwise), of Acquiror or any Significant Subsidiary except such changes that would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.19 of the Acquiror Disclosure Schedule or as disclosed in the Acquiror SEC Documents filed with the SEC prior to the date hereof, since December 31, 1998, (a) Acquiror and its Significant Subsidiaries have conducted their respective businesses substantially in the manner theretofore conducted and only in the Ordinary Course of Business

(excluding the incurrence of reasonable and customary liabilities related to this Merger Agreement and the transactions contemplated hereby), and (b) neither Acquiror nor any of its Significant Subsidiaries has taken any action or omitted to take any action, or entered into any contract, Agreement, commitment or arrangement to take any action or omit to take any action, which, if taken or omitted after the date hereof, would reasonably be expected to have an Acquiror Material Adverse Effect. At the Closing, Acquiror shall deliver to the Company an updated Section 4.19 to the Company Disclosure Schedule in accordance with the provisions of Section 6.05.

     SECTION 4.20.  Absence of Undisclosed Liabilities.

     Except as set forth in Section 4.20 of the Acquiror Disclosure Schedule, there are no liabilities or obligations (whether absolute or contingent, matured or unmatured) of Acquiror or any Significant Subsidiary, including but not limited to liabilities for Taxes, of a nature required by GAAP to be reflected, or reserved against, in the balance sheet included in the Financial Statements and that are not so reflected, or reserved against, therein. Except as described in Section 4.20 of the Acquiror Disclosure Schedule or reflected or reserved against in the Financial Statements, since December 31, 1998, neither Acquiror nor any Significant Subsidiaries has incurred any material liabilities or obligations (whether absolute or contingent, matured or unmatured) other than in the Ordinary Course of Business.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.01.  Conduct of Business of the Company.

     The Company hereby covenants and agrees that, from the date of this Merger Agreement until the Effective Time, the Company, unless set forth in Section
5.01 of the Company Disclosure Schedule, otherwise expressly contemplated by this Merger Agreement or consented to in writing by Acquiror (which consent will not be unreasonably withheld), will, and will cause the Subsidiaries to, carry on their respective businesses only in the Ordinary Course of Business in all material respects, use their respective reasonable best efforts to preserve substantially intact their business organizations and Assets, maintain their rights and franchises, keep available the services of their current officers and retain key employees and maintain their current relationships with current customers, suppliers, licensors, licensees and others having business dealings with them, and use their respective reasonable best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Merger Agreement, as set forth in Section 5.01 of the Company Disclosure Schedule, or as consented to in writing by Acquiror (which consent will not be unreasonably withheld), from the date of this Merger Agreement until the Effective Time the Company shall not, and shall not permit any of the Subsidiaries to:

          (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for (A) increases or bonuses in the Ordinary Course of Business and retention arrangements not to exceed in the aggregate the dollar limit established pursuant to Section 6.07; or (B) increases required by Law; (ii) grant any severance or termination pay (other than pursuant to the normal severance practices or existing Agreements of the Company or any Subsidiary in effect on the date of this Merger Agreement as described in Section 5.01(a) of the Company Disclosure Schedule) to, or enter into any severance Agreement with, any director, officer or employee, or enter into any employment Agreement with any director, officer or employee; (iii) establish, adopt, enter into or amend any Plan or Other Arrangement, except as may be required to comply with applicable Law; (iv) pay any material benefits not provided for under any Plan or Other Arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan or Other Arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Plan or Other Arrangement or Agreement or awards made thereunder), except for grants in the Ordinary Course of Business or as required under the Agreements set forth in Section 5.01(a) of the Company Disclosure Schedule; or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Agreement, except as required under the Agreements set forth in Section 5.01(a) of the Company Disclosure Schedule;

          (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock (other than a dividend declared or paid by a wholly owned Subsidiary to its parent);

          (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Company or any Subsidiary or any such securities or obligations, or any other securities thereof (other than (A) any issuance of Company Common Stock in connection with a cashless exercise of Company Stock Options or Company Warrants, or (B) pursuant to an Agreement set forth in Section 5.01(c) of the Company Disclosure Schedule); (ii) effect any reorganization or recapitalization (other than the Holding Company Merger described in Section 9.13); or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

          (d) except (i) upon the exercise of Company Stock Options or Company Warrants in accordance with their terms, or (ii) for grants of Company Stock Options to new or existing employees who are not executive officers in the Ordinary Course of Business, to the extent that the aggregate number of shares of Company Common Stock issuable under such grants (whether or not vested) does not exceed 500,000, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

          (e) except as contemplated by Agreements set forth in Section 5.01(e) of the Company Disclosure Schedule, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, any of its Assets, except for sales, dispositions or transfers in the Ordinary Course of Business;

          (g) adopt any amendments to its certificate of incorporation, bylaws or other comparable charter or organizational documents (other than amendments required under Section 251(g) of Delaware Law in connection with the Holding Company Merger described in Section 9.13);

          (h) make or rescind any express or deemed material election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1998, except in either case as may be required by Law, the IRS or GAAP;

          (i) make or agree to make (A) any new capital expenditure or expenditures which are not included in the Company's January '00 through March '01 Cash Flow - 8 Fiber Scenario, a copy of which was furnished to Acquiror, or
(B) expenditures which are, individually, in excess of $1,000,000 or, in the aggregate, in excess of $10,000,000;

          (j) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than the Company or any wholly owned Subsidiary), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another Person (other than the Company or any wholly owned Subsidiary), enter into any "keep well" or other Agreement to maintain any financial statement condition of another Person (other than the Company or any wholly owned Subsidiary) or enter into any Agreement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the Ordinary Course of Business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than intra-group loans, advances, capital contributions or investments between or among the Company and any of its wholly owned Subsidiaries and other than the extension of credit to customers of the Company or any Subsidiary in the Ordinary Course of Business;

          (k) pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statement or incurred in the Ordinary Course of Business, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar Agreements to which the Company or any Subsidiary is a party;

          (l) except in the Ordinary Course of Business, waive, release or assign any rights or claims, or modify, amend or terminate any material Agreement to which the Company or any Subsidiary is a party;

          (m) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a Governmental Entity; or

          (n)  authorize, or commit or agree to do any of the foregoing.

     SECTION 5.02.  Other Actions.

     The Company and Acquiror shall not, and shall not permit any of their respective affiliates to, knowingly take any action that could reasonably be expected to result in (a) any of the representations and warranties of such party set forth in this Merger Agreement becoming untrue; (b) any of the conditions to the Merger set forth in Article VII not being satisfied; or (c) prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 5.03.  Certain Tax Matters.

     From the date hereof until the Effective Time, the Company and the Subsidiaries (a) will prepare and timely file with the relevant Taxing authority all Company Tax Returns ("Post-Signing Returns") required to be filed, which
                          --------------------
Post-Signing Returns shall be accurate in all material respects, (b) will timely pay all Taxes due and payable with respect to such Post-Signing Returns, (c) will pay or otherwise make adequate provision for all Taxes payable by the Company and the Subsidiaries for which no Post-Signing Return is due prior to the Effective Time, and (d) will promptly notify Acquiror of any action, suit, proceeding, claim or audit pending against or with respect to the Company or any Subsidiary in respect of any Taxes, except in clauses (a) and (d) hereof where any failure would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 5.04.  Access and Information.

     (a) For so long as this Merger Agreement is in effect, the Company shall, and shall cause each Subsidiary to, (i) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Agreements, books, records and personnel and (ii) furnish promptly to Acquiror all information concerning their respective businesses, operations, prospects, conditions (financial or otherwise), Assets, liabilities and personnel as Acquiror may reasonably request. To the Company's knowledge, all Documents furnished to Acquiror pursuant to this Section 5.04 shall be true and complete. The Company and its Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would be prohibited or otherwise limited by (i) any Law, rule, regulation, order, judgment, decree or Agreement or (ii) an item as set forth in Section 5.04 of the Company Disclosure Schedule. Any information so provided to Acquiror shall be subject to the Confidentiality Agreement.

     (b) The parties shall comply with, and shall cause their respective directors, officers, employees and other representatives to comply with, all of their respective obligations under the Confidentiality Agreement.

     SECTION 5.05.  No Solicitation.

     (a) The Company shall cause its directors, other than Roy A. Wilkens, officers, employees, representatives, agents and its Subsidiaries and their respective directors, other than Roy A. Wilkens, officers, employees, representatives and agents to immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction (as defined in Section 5.05(c)). The Company shall not, and shall direct and cause the Subsidiaries and the directors, other than Roy A. Wilkens, officers, employees, agents and representatives of the Company and the Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any Subsidiary) not to, directly or indirectly: (i) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction; (ii) enter into or participate in any discussions or negotiations with any Person regarding a Competing Transaction, or furnish to any Person any information regarding a Competing Transaction, or take any other action to facilitate or cooperate with the making of any inquiry or proposal regarding a Competing Transaction; (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of the equity securities of the Company; or (iv) agree to or endorse any Competing Transaction.

     (b) The Company shall: (i) notify Acquiror orally (within one (1) business day) and in writing (as promptly as practicable) if any inquiries or proposals, including a request for information, regarding a Competing Transaction are received by the Company or any Subsidiary, or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives; (ii) include in such notice to Acquiror the identity of the person making any such inquiry or proposal, the material terms of such inquiry or proposal and, if in writing, the Company shall promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal, along with all other documentation and related correspondence; (iii) in the event that pursuant to Section 5.05(d) the Company elects to engage in discussions or negotiations with, or furnish any information to, any Person regarding a Superior Proposal (as defined below), the Company shall at least two
(2) business days prior to engaging in such discussions or negotiations or furnishing such information, provide written notice to Acquiror of (A) its intent to do so, (B) the identity of such Person and (C) the material terms of such proposal including copies thereof; and (iv) keep Acquiror informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals, discussions or negotiations including copies of any and all written inquiries, proposals or correspondence relating thereto, as well as any amendments or proposed amendments thereto.

     (c)  For purposes of this Merger Agreement, "Competing Transaction" shall
                                                  ---------------------
mean any of the following involving the Company or the Subsidiaries (other than the transactions contemplated by this Merger Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction (other than mergers, consolidation or similar transactions involving solely the Company and/or one or more wholly owned Subsidiaries of the Company);
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty-five percent (25%) or more of the Assets of the Company and the Subsidiaries, taken as a whole, or issuance of twenty-five percent (25%) or more of the outstanding voting securities of the Company or any Subsidiary in a single transaction or series of transactions; (iii) any tender offer or exchange offer for twenty-five percent (25%) or more of the outstanding shares of capital stock of the Company or any Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (iv) any solicitation of proxies in opposition to approval by the Company Stockholders of the Merger Agreement or the Merger; (v) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is
                                                         -----
defined under Section 13(d) of the Exchange Act) shall have been formed after the date of this Merger Agreement which beneficially owns or has the right to acquire beneficial ownership of, twenty-five percent (25%) or more of the then outstanding shares of capital stock of the Company or any Subsidiary; or (vi) any Agreement to, or public announcement by the Company or any other Person of, a proposal, plan or intention to do any of the foregoing.

     (d)  Notwithstanding anything to the contrary set forth in subsections (a),
(b) and (c) above or elsewhere in this Merger Agreement, nothing contained in this Merger Agreement shall prohibit the Board of Directors of the Company from:
(i) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act or publicly disclosing the existence of any Competing Transaction as required by applicable law; or (ii) prior to the time of the Company Stockholders' Meeting (as defined in Section 6.01(b)), furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide inquiry or proposal from such Person for a Competing Transaction which involves a merger, consolidation, share exchange, business combination, or the acquisition of more than 51% of the aggregate voting power of the Company if before doing so: (A) the Company enters into with such Person a confidentiality agreement in reasonably customary form on terms not more favorable to such Person than the terms contained in the Confidentiality Agreement (it being understood and agreed that the Company Board of Directors and/or its financial advisors may in any event have limited discussions with such Person to determine such Person's financial capability and intent to make a Superior Proposal (as defined below));
(B) the Board of Directors of the Company, after consultation with independent financial advisors, reasonably determines in good faith that the Competing Transaction, if consummated, would result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Competing Transaction being referred to in this Merger Agreement as a "Superior Proposal"); (C) the Board of Directors of the Company reasonably
      -----------------
determines in its good faith judgment, after consultation with independent financial advisors, that such Person has the financial ability to consummate such proposal; (D) the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that such action is appropriate for such Board of Directors to comply with its fiduciary duties to the Company's stockholders under applicable Law; and (E) the Company shall have otherwise complied with the terms of this Section 5.05.

     (e)  Notwithstanding anything to the contrary set forth in subsections (a),
(b), (c) and (d) above or elsewhere in this Merger Agreement, in the event that a proposal for a Competing Transaction constitutes a Superior Proposal, nothing contained in this Merger Agreement shall prohibit the Board of Directors of the Company from withdrawing its recommendation in favor of this Merger Agreement and the Merger as required under Sections 6.01(a) and 6.02(a) hereof and recommending such Superior Proposal to its stockholders: (i) if, but only if, the Company: (A) complies fully with this Section 5.05 and (B) provides Acquiror with at least three (3) business days' prior written notice of its intent to withdraw its recommendation of this Merger Agreement and the Merger and (ii) if, in the event that during such three (3) business days Acquiror makes a counter proposal to such Superior Proposal (any such counter proposal being referred to in this Merger Agreement as the "Acquiror Counter Proposal"), the Company's
                                 -------------------------
Board of Directors in good faith, taking into account the advice of its outside financial advisors, determines that the Acquiror Counter Proposal is not at least as favorable to the Company's stockholders as the Superior Proposal, from a financial point of view.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

         SECTION 6.01.  Registration Statement; Joint Proxy Statement.

     (a) As promptly as practicable after the execution of this Merger Agreement, Acquiror and the Company shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with the amendments thereto being the "Registration Statement") containing a joint
                                  ----------------------
proxy statement/prospectus (such joint proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms to be mailed to the stockholders of Acquiror and to the Company Stockholders, being the "Joint Proxy Statement") in connection with the registration under the
           ---------------------
Securities Act of the shares of Acquiror Common Stock issuable pursuant to
Section 2.01, the vote of the stockholders of Acquiror with respect to the Acquiror Charter Amendment, the issuance of Acquiror Common Stock pursuant to the Merger Agreement and the vote of the Company Stockholders with respect to the Merger and this Merger Agreement. Acquiror agrees to provide the Company with an opportunity to review and comment on the Registration Statement and the Joint Proxy Statement before filing. Each party agrees promptly to provide the other parties with copies of all correspondence from and all responsive correspondence to the SEC regarding the Registration Statement and Joint Proxy Statement. Each party agrees promptly to notify the other parties of all stop orders or threatened stop orders of which it becomes aware with respect to the Registration Statement. Each of Acquiror and the Company will use all reasonable best efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of Acquiror and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company and Acquiror shall mail the Joint Proxy Statement to their respective stockholders and shall comply with the proxy solicitation rules and regulations under the Exchange Act in connection with the solicitation of such stockholders. The Company covenants and agrees that the Joint Proxy Statement shall include the recommendation of the Company's Board of Directors to the Company Stockholders to vote to approve this Merger Agreement and the transactions contemplated hereby, subject to Section 5.05 above.

     (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Joint Proxy Statement to be sent to the Company Stockholders in connection with the meeting of the Company Stockholders to consider the Merger (the "Company Stockholders' Meeting") shall not, at the date
                          -----------------------------
the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company Stockholders and the stockholders of Acquiror, at the time of the

Company Stockholders' Meeting and the Acquiror Stockholders' Meeting (as defined in Section 6.01(c)), or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (c) The information supplied by Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Acquiror for inclusion in the Joint Proxy Statement to be sent to the stockholders of Acquiror in connection with the meeting of the stockholders of Acquiror to consider the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement (the "Acquiror Stockholders' Meeting")
                                             ------------------------------
shall not, at the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company Stockholders and the stockholders of Acquiror, at the time of the Company Stockholders' Meeting and the Acquiror Stockholders' Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any of its respective affiliates, or its or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Acquiror shall promptly inform the Company. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     (d) The Company and Acquiror each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates, and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities Laws) in any registration statement or proxy statement prepared by the Company or Acquiror pursuant to this Merger Agreement;
(ii) agrees to use its reasonable best efforts to obtain the written consent of any Person retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement; and (iii) agrees to cooperate, and to use its reasonable best efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities Laws in any such registration statement or proxy statement.

     SECTION 6.02.  Meetings of Stockholders.

     (a) The Company shall promptly after the date of this Merger Agreement take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold the Company Stockholders' Meeting (or, at the Company's election, submit written consents in lieu of the Company Stockholders' Meeting), and the Company shall consult with Acquiror in connection therewith. Subject to Section 5.05(e) above, the Company shall use its reasonable best efforts to solicit from the Company Stockholders proxies or consents to approve the Merger and this Merger Agreement and shall take all other actions reasonably necessary or advisable to secure the vote or consent of the Company Stockholders required by Delaware Law to approve this Merger Agreement and the transactions contemplated hereby.

     (b) Acquiror shall promptly after the date of this Merger Agreement take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to duly call, give notice of, convene and hold the Acquiror Stockholders' Meeting (or, at Acquiror's election, submit written consents in lieu of the Acquiror's Stockholders' Meeting), and Acquiror shall consult with the Company in connection therewith. Acquiror shall use its reasonable best efforts to solicit from its stockholders proxies or consents to approve the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement and shall take all other actions reasonably necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to approve the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement.

     (c) Acquiror and the Company shall coordinate and cooperate with respect to the timing of the Acquiror Stockholders' Meeting and the Company Stockholders' Meeting and shall use their respective reasonable best efforts to hold the Acquiror Stockholders' Meeting and the Company Stockholders' Meeting on the same day as soon as practicable after the date on which the Registration Statement becomes effective.

     (d) If a party elects hereto to obtain stockholder approval by written consent, (i) each reference in this Merger Agreement to a vote of stockholders at a stockholders meeting of such party or the holding thereof shall mean and be a reference to obtaining the written consent of such party's stockholders and
(ii) each reference to a solicitation of proxies by such party shall mean and be a reference to the solicitation of written consents.

     SECTION 6.03.  Appropriate Action; Consents; Filings.

     (a) Upon the terms and subject to the conditions set forth in this Merger Agreement, the Company and Acquiror shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (i) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement,
(ii) obtaining from any Governmental Entities any Licenses required to be obtained or made by Acquiror or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) making all necessary filings, and thereafter making any other required submissions, with respect to this Merger Agreement and the Merger required under (A) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided that Acquiror and the Company
                                          --------
shall cooperate with each other in connection with the making of all such filings, including providing copies of all such Documents to the non-filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Merger Agreement.

     (b) (i) The Company and Acquiror shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their reasonable best efforts to obtain any third party consents, approvals or waivers (A) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement,
(B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Material Adverse Effect from occurring prior to or after the Effective Time.

          (ii) In the event that any party shall fail to obtain any third-party consent, approval or waiver described in subsection (b)(i) above, such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver.

     (c) From the date of this Merger Agreement until the Effective Time, the Company and Acquiror shall promptly notify each other in writing of any pending or, to the knowledge of the Company or Acquiror (or their respective subsidiaries), threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger or the conversion of the Company Common Stock into Acquiror Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or Assets of the Company or any Subsidiary. The Company and Acquiror shall cooperate with each other in defending any such action, proceeding or investigation, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

     SECTION 6.04.  Letters of Accountants.

     (a) The Company shall use its reasonable best efforts to cause to be delivered to Acquiror "cold comfort" letters of PricewaterhouseCoopers LLC dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Merger Agreement.

     (b) Acquiror shall use its reasonable best efforts to cause to be delivered to the Company "cold comfort" letters of Arthur Andersen LLP dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to the Company, reasonably customary in scope and substance for letters delivered by independent public accounts in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Merger Agreement.

     SECTION 6.05.  Update Disclosure; Breaches.

     From and after the date of this Merger Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto by written update to the Company Disclosure Schedule or Acquiror Disclosure Schedule, as the case may be, of (a) any representation or warranty made by it in connection with this Merger Agreement becoming untrue or inaccurate in any material respect, (b) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied, or (c) the failure of the Company, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Merger Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied; provided, however,
                                                           --------  -------
that the delivery of any notice pursuant to this Section 6.05 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Merger Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice. The Company shall deliver to Acquiror an updated version of Section 3.15 of the Company Disclosure Schedule as of the Closing Date (other than events disclosed in Company SEC Documents filed prior to the Closing Date), solely to reflect events occurring between the date of this Merger Agreement and the Closing Date, or shall have notified Acquiror that no changes to such Section of the Company Disclosure Schedule are required. Acquiror shall deliver to the Company an updated version of Section 4.18 of the Acquiror Disclosure Schedule as of the Closing Date (other than events disclosed in Acquiror SEC Documents filed prior to the Closing Date), solely to reflect events occurring between the date of this Merger Agreement and the Closing Date, or shall have notified the Company that no changes to such Section of the Acquiror Disclosure Schedule are required.

     SECTION 6.06.  Public Announcements.

     Acquiror, Acquiror Sub and the Company shall consult with each other before issuing or making, and shall give each other the opportunity to review and comment upon, any press release or other public statement with respect to the Merger and the other transactions contemplated in this Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with The Nasdaq Stock Market.

     SECTION 6.07.  Employee Matters.

     (a) The Company may establish retention and severance and other compensation arrangements for its and its Subsidiaries' officers or employees in an amount not to exceed in the aggregate the amounts set forth in Section 6.07 of the Company Disclosure Schedule. Each of the Company and the Acquiror shall consult with the other on the design and implementation of such arrangements.

     (b) From and after the Effective Time, Acquiror will cause the Company and its Subsidiaries to honor, in accordance with their terms, all existing written employment and severance agreements between the Company and its Subsidiaries and any current or former officer, director or employee of the Company or any of its Subsidiaries.

     (c) For the period ending no sooner than December 31, 2000 (the "Transition Period"), Acquiror shall cause the Surviving Corporation to either
------------------
maintain the total package of employee compensation, benefits and options provided by the Company and its Subsidiaries immediately before the Effective Time or replace all or any such programs with a similar aggregate package of employee compensation, benefits and options maintained for similarly situated employees of Acquiror; provided, that the aggregate level of such similar
                       --------
aggregate package provided during the Transition Period shall be substantially similar to the aggregate level of the total package provided by the Company and its Subsidiaries immediately before the Effective Time. To the extent that any plan of Acquiror or any of its Significant Subsidiaries (an "Acquiror Plan")
                                                             -------------
becomes applicable to any employee or former employee of the Company or its Subsidiaries, Acquiror shall grant, or cause to be granted, to such employees or former employees credit for their service with the Company and its Subsidiaries (and any of their predecessors) for the purpose of determining eligibility to participate and nonforfeitability of benefits under such Acquiror Plan and for purposes of benefit accrual under vacation and severance pay plans (but only to the extent such service was credited under similar plans of the Company and its Subsidiaries).

     (d) With respect to any Welfare Plan of Acquiror or its Significant Subsidiaries made available to individuals who immediately prior to the Closing Date were employees of the Company or any of its Subsidiaries, Acquiror shall, or shall cause the Surviving Corporation to, waive any waiting periods, pre-existing condition exclusions and actively-at-work requirements to the extent such provisions were inapplicable immediately before such plan was made available and provide that any expenses incurred on or before the date such plan was made available by any such individual or such individual's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions under the Welfare Plan.

     SECTION 6.08.  Unaudited Financial Information.

     The Company will cause to be prepared and will furnish to Acquiror as promptly as practicable an unaudited consolidated balance sheet of the Company and the Subsidiaries as of the last day of each month ending after November 30, 1999 (the "Unaudited Balance Sheets") and the related unaudited consolidated
           ------------------------
statements of income and cash flows of the Company and the Subsidiaries for the one-month periods then ended (together with the Unaudited Balance Sheets, the

"Unaudited Financial Statements").  The Company will ensure that such Unaudited
 ------------------------------
Financial Statements are complete and correct in all material respects, have been prepared in accordance with the books and records of the Company and the Subsidiaries, and present fairly the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject to normal and recurring year-end adjustments which are not expected to be material in amount.

     SECTION 6.09.  Intentionally Deleted.


     SECTION 6.10.  Post-Signing SEC Documents.

     Each of the Company and Acquiror will file with the SEC all reports, schedules, forms, statements and other Documents required to be filed by it after the date of this Merger Agreement but before the Effective Time (in the case of the Company, the "Company Post-Signing SEC Documents" and, in the case
                          ----------------------------------
of Acquiror, the "Acquiror Post-Signing SEC Documents").
                  -----------------------------------

     SECTION 6.11.  Affiliates.

     Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain Affiliate Agreements from each Person listed in Section 3.23 of the Company Disclosure Schedule and any Person who may be deemed to have become an affiliate of the Company after the date of this Merger Agreement and at or prior to the Effective Time for purposes of compliance with Securities Act Rule 145, provided that the Company shall use its reasonable best efforts to
          --------
obtain Affiliate Agreements from each such Person as soon as practicable after the date of this Merger Agreement or the date on which such Person attains such status, as the case may be.


     SECTION 6.12.  Tax Returns.

     To the extent permitted under applicable Tax Laws, the Merger shall be reported as a "reorganization" within the meaning of Section 368(a) of the Code in all material federal, state and local Tax Returns filed after the Effective Time. Notwithstanding any other provision of this Merger Agreement, the obligations set forth in this Section 6.12 shall survive the Effective Time without limitation as to time or in any other respect.

     SECTION 6.13.  Reorganization.

     During the period from the date of this Merger Agreement through the Effective Time, unless Acquiror and the Company shall otherwise agree in writing, Acquiror and the Company shall not, and shall cause their respective subsidiaries not to, knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 6.14.  Directors' and Officers' Insurance; Indemnification.

     (a) Acquiror agrees that for the entire period from the Effective Time until six (6) years after the Effective Time, (a) Acquiror will cause the Surviving Corporation to maintain and to honor (including, without limitation, by providing the Surviving Corporation with sufficient funding) the Company's current directors' and officers' insurance and indemnification policy and related arrangements, or an equivalent policy and related arrangements, subject in either case to terms and conditions no less advantageous to the present and former directors and officers of the Company than those contained in the policy and arrangements in effect on the date hereof, for all present and former directors and officers of the Company, covering claims made and insurable events occurring prior to or within six (6) years after the Effective Time (provided that the Surviving Corporation will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of two hundred percent (200%) of the current annual cost, in which case the Surviving Corporation shall maintain such policies up to an annual cost of two hundred percent (200%) of the current annual cost); and (b) Acquiror will and will cause the Surviving Corporation to fulfill and honor indemnification provisions, including, without limitation, provisions for expense advances, for present and former officers and directors under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time. In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit proceeding or investigation in which any of the present or former officers or directors (the

"Managers") of the Company is, or is threatened to be, made a party by reason of
---------
the fact that such Manager is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time each of the Surviving Corporation and Acquiror shall indemnify and hold harmless in accordance with the provisions under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time, to the full extent that the Surviving Corporation would be permitted by applicable Law (and as to matters arising from or relating to this Merger Agreement and the possible change in control of the Company, to the full extent that Acquiror would be permitted under applicable Law), each such Manager against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation; and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) the Managers may retain counsel satisfactory to them, and the Company, or the Surviving Corporation and Acquiror after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Managers promptly as statements therefor are received whether before or after final determination of the matter, and (ii) the Company, or the Surviving Corporation and Acquiror after the Effective Time, will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided that
                                                              --------
neither the Company nor the Surviving Corporation or Acquiror shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided, further, that the Company's,
                                         --------  -------
the Surviving Corporation's and Acquiror's obligations hereunder shall only be reduced or relieved when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Manager in the manner contemplated is prohibited by applicable Law.

     (b) If Acquiror or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Acquiror shall assume the obligations set forth in this Section 6.14.

     SECTION 6.15.  Obligations of Acquiror Sub.

     Acquiror shall take all action necessary to cause Acquiror Sub and, after the Effective Time, the Surviving Corporation, to perform its obligations under this Merger Agreement and to cause Acquiror Sub to consummate the Merger on the terms and conditions set forth in this Merger Agreement.

     SECTION 6.16.  Acquiror Option Shares.

     Acquiror will use its reasonable best efforts to insure that any shares of Acquiror Common Stock issued upon exercise of the Acquiror Options referred to in Section 2.04 and upon exercise of Acquiror Warrants referred to in Section
2.05 will be registered under the Securities Act pursuant to registration statements on Form S-8, Form S-3 or Form S-4 (or any successor or other appropriate forms) and will be approved for listing (subject to official notice of issuance) on The Nasdaq Stock Market's National Market System or an exchange, if shares of Acquiror Common

Stock are traded on such exchange. Acquiror shall use its reasonable best efforts to cause the effectiveness of such registration statements on Form S-8, Form S-3 or Form S-4 (and current status of the prospectus or prospectuses contained therein) to be maintained for so long as Acquiror Stock Options and Acquiror Warrants, remain outstanding.


     SECTION 6.17.  Intentionally Deleted.


     SECTION 6.18.  Intentionally Deleted.


     SECTION 6.19.  Debentures.

     (a) Promptly following the date of this Merger Agreement, the Company shall commence a consent solicitation ("Consent Solicitation") with respect to
                                        --------------------
all holders of the Company's outstanding 11 3/4% Senior Notes due 2008 (the "Debentures") and shall use reasonable best efforts to amend the related
 ----------
Indenture, dated as of July 24, 1998 (the "Indenture"), between the Company
                                           ---------
and Bank of Montreal Trust Company, as trustee (the "Indenture Trustee") or
                                                     -----------------
obtain appropriate waivers from the noteholders under the Indenture in order that the transactions contemplated by this Merger Agreement shall not violate the Indenture; provided, however, that the Company shall only be required to
               -----------------
take the foregoing actions if, after consultation with Acquiror, the Company reasonably believes that such actions are necessary so that the transactions contemplated by this Merger Agreement will not violate the Indenture. Upon the receipt of the Requisite Consent (as defined in Article X) with respect to such Consent Solicitation, the Company shall execute and use its reasonable best efforts to cause the Indenture Trustee to execute the amendment to the Indenture. The Company shall consult with Acquiror with respect to the Consent Solicitation and provide copies of any materials prepared in connection therewith to Acquiror prior to the mailing or distribution thereof to the noteholders or the Indenture Trustee.

     (b) Following the Effective Time, Acquiror agrees that it will cause the Surviving Corporation to comply with the provisions of Section 4.08 of the Indenture relating to a "Change of Control Offer" (as defined in such Indenture) to the holders of the Company's 11 3/4% Senior Notes due 2008.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

     SECTION 7.01. Conditions to Obligations of Each Party Under This Merger Agreement.

     The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by agreement of Acquiror and the Company, in whole or in part, to the extent permitted by applicable Law:

          (a)  Effectiveness of the Registration Statement.  The Registration
               -------------------------------------------
Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, threatened by the SEC and not concluded or withdrawn. Acquiror shall have received all other federal or state securities permits and other authorizations necessary to issue Acquiror Common Stock in exchange for Company Common Stock and upon exercise of Acquiror Stock Options and to consummate the Merger.

          (b)  Stockholder Approval.  The Acquiror Charter Amendment and the
               --------------------
issuance of Acquiror Common Stock pursuant to the Merger Agreement shall have been duly approved and adopted by the requisite vote of the stockholders of Acquiror at the Acquiror Stockholders' Meeting, and this Merger Agreement and the Merger shall have been duly approved and adopted by the requisite vote of the stockholders of the Company at the Company Stockholders' Meeting, in each case in accordance with applicable Law and the certificates of incorporation and bylaws of Acquiror and the Company, respectively, and the Acquiror Charter Amendment shall be in full force and effect.

          (c)  No Order.  No Governmental Entity or federal or state court of
               --------
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger; provided, however, that each of the parties shall use its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

          (d)  HSR Act.  The applicable waiting period with respect to the
               -------
Merger and the other transactions contemplated hereby, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

          (e)  Other Approvals.  All consents, waivers, approvals and
               ---------------
authorizations required to be obtained, and all filings or notices required to be made, by Acquiror, the Company or any Subsidiary prior to consummation of the transactions contemplated in this Merger Agreement (other than the filing of the Certificate of Merger in accordance with Delaware Law) shall have been obtained from and made with all required Governmental Entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect or be reasonably likely to subject the Company, any Subsidiary, Acquiror, Acquiror Sub or any of their respective directors or officers to criminal liability or substantial penalties.

     SECTION 7.02. Additional Conditions to Obligations of Acquiror and Acquiror Sub.

     The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable Law:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties of the Company contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except for (i) changes permitted or contemplated by this Merger Agreement, or (ii) in a representation and warranty that does not expressly include a standard of materiality, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate a Company Material Adverse Effect. Acquiror shall have received a certificate of the chief executive officer and chief financial officer of the Company to that effect.

          (b)  Intentionally Deleted.
               ---------------------

          (c)  Agreements and Covenants.  The Company shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by it on or prior to the Effective Time. Acquiror shall have received a certificate of the chief executive officer and chief financial officer of the Company to that effect.

          (d)  Consents Under Agreements. The Company or the appropriate
               -------------------------
Subsidiary shall have obtained the consent or approval of each Person whose consent or approval shall be required in connection with the Merger under all Agreements to which the Company or any Subsidiary is a party, except where the failure to obtain any such consents or approvals, considered in the aggregate, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

          (e)  No Challenge. There shall not be pending any action, proceeding
               ------------
or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger, or (ii) seeking to restrain or prohibit the consummation of the Merger.

          (f)  Accountant Letters. Acquiror shall have received from the Company
               ------------------
"cold comfort" letters of PricewaterhouseCoopers LLP dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Merger Agreement.

          (g)  Fractional Shares. The aggregate of the fractional share
               -----------------
interests in Acquiror Common Stock to be paid in cash pursuant to Section 2.02(e) of this Merger Agreement shall not be more than five percent (5%) of the maximum aggregate number of shares of Acquiror Common Stock which could be issued as a result of the Merger.

          (h)  Non-Competition Agreements. Acquiror shall have received executed
               --------------------------
copies of Non-Competition Agreements in the form of Exhibit F hereto from each
                                                    ---------
of the Key Persons (as defined in Article X) unless the failure to receive an executed Non-Competition Agreement from any such Key Person is the result of the death or disability of such Key Person.

          (i)  Company Material Adverse Effect. Since the date of this Merger
               -------------------------------
Agreement, there shall not have occurred a Company Material Adverse Effect; provided, however, no decrease in the trading price of the Company Common Stock
--------  -------
on The Nasdaq Stock Market's National Market System in and of itself shall constitute a Company Material Adverse Effect. Acquiror shall have received a certificate of the chief executive officer and chief financial officer of the Company to that effect.

          (j)  Affiliate Agreements. Acquiror shall have received, after the
               --------------------
date of this Merger Agreement and on or prior to the Closing Date, a signed Affiliate Agreement from each Person listed in Section 3.23 of the Company

Disclosure Schedule and any other Person who may be deemed to have become an affiliate of the Company (under Rule 145 of the Securities Act).

          (k)  Tax Opinion. Acquiror shall have received the opinion of Hogan &
               -----------
Hartson L.L.P., counsel to Acquiror, in the form of Exhibit G, dated the Closing
                                                    ---------
Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Hogan & Hartson L.L.P. shall require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub and the Company substantially in the forms of Exhibit H and Exhibit I hereto.
         ---------     ---------

          (l)  Stockholders' Agreement. Each of the Principal Company
               -----------------------
Stockholders shall have executed and delivered to Acquiror a Stockholders' Agreement (as defined in Article X).

          (m)  Indenture Opinion. If the Company has elected to amend the
               -----------------
Indenture as contemplated by Section 6.19 hereof, Acquiror shall have received a copy of the opinion from counsel to the Company, Fried, Frank, Harris, Shriver & Jacobson, to the Indenture Trustee delivered in connection with such amendment.

          (n)  Consent Solicitation. To the extent necessary so that the
               --------------------
transactions contemplated by this Merger Agreement will not violate the Indenture, the Company shall have obtained the Requisite Consent in form and substance reasonably satisfactory to Acquiror with respect to the Consent Solicitation and the Indenture Trustee shall have executed and delivered the amendment of the Indenture in connection therewith.

     SECTION 7.03. Additional Conditions to Obligations of the Company.

     The obligations of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

          (a)  Representations and Warranties. Each of the representations and
               ------------------------------
warranties of Acquiror and Acquiror Sub contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except for (i) changes permitted or contemplated by this Merger Agreement or (ii) in a representation and warranty that does not expressly include a standard of materiality, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate an Acquiror Material Adverse Effect. The Company shall have received a certificate of the chief executive officer and chief financial officer of Acquiror to that effect.

          (b)  Agreements and Covenants. Acquiror and Acquiror Sub shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate of the chief executive officer and chief financial officer of Acquiror to that effect.

          (c)  No Challenge. There shall not be pending any action, proceeding
               ------------
or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger, or (ii) seeking to restrain or prohibit the consummation of the Merger.

          (d)  Tax Opinion. The Company shall have received the opinion of
               -----------
Fried, Frank, Harris, Shriver & Jacobson, counsel to the Company, in the form of Exhibit J, dated the Closing Date, to the effect that the Merger will qualify as
---------
a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Fried, Frank, Harris, Shriver & Jacobson shall require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub and the Company substantially in the forms of Exhibit H and Exhibit I hereto.
                                          ---------     ---------

          (e)  Accountant's Letter. The Company shall have received from
               -------------------
Acquiror "cold comfort" letters of Arthur Andersen LLP dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, addressed to the Company, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Merger Agreement.

          (f)  Listing. The Acquiror Common Stock to be issued in the Merger and
               -------
upon exercise of the Acquiror Stock Options and Acquiror Warrants granted in exchange for Company Stock Options and Company Warrants by reason of the Merger will be approved for listing (subject to official notice of issuance) on The Nasdaq Stock Market's National Market System.

          (g)  Acquiror Material Adverse Effect. Since the date of this Merger
               --------------------------------
Agreement, there shall not have occurred an Acquiror Material Adverse Effect; provided, however, no decrease in the trading price of the Acquiror Common Stock
--------  -------
on The Nasdaq Stock Market's National Market System in and of itself shall constitute an Acquiror Material Adverse Effect. The Company shall have received a certificate of the chief executive officer and the chief financial officer of Acquiror to that effect.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination.

     This Merger Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party (except if such termination is pursuant to Section 8.01(a)), notwithstanding approval of this Merger Agreement and the Merger by the Company Stockholders and the approval of the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement by the stockholders of Acquiror:

          (a)  by mutual written agreement of Acquiror and the Company;

          (b)  by either Acquiror or the Company, if

               (i) the Merger shall not have been consummated by July 30, 2000 (the "End Date"); provided, however, that the right to terminate this Merger
      --------    --------  -------
Agreement under this Section 8.01(b)(i) shall not be available to any party whose breach of any provision of this Merger Agreement has resulted in the failure of the Merger to occur on or before the End Date;

               (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining Acquiror, Acquiror Sub or the Company from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, such law, regulation, judgment, injunction, order or decree;

               (iii) the holders of Acquiror Common Stock do not approve the Acquiror Charter Amendment and the issuance of Acquiror Common Stock pursuant to the Merger Agreement; or

               (iv) the holders of Company Common Stock do not approve this Merger Agreement and the Merger;

          (c)  by Acquiror, (i) if the Company's Board of Directors shall have
(A) amended, modified, withdrawn, conditioned or qualified its recommendation in favor of approval of this Merger Agreement and the Merger in a manner adverse to Acquiror or (B) recommended any Superior Proposal for the Company to the Company Stockholders; (ii) if there shall have occurred a willful and material breach of
Section 5.05 by the Company, any Subsidiary or any of their respective officers, directors, employees, representatives or agents; (iii) if following the announcement or receipt of a proposal for a Competing Transaction, the Company shall have failed to proceed to hold the Company Stockholders' Meeting pursuant to the first sentence of Section 6.02(a) by the End Date; or (iv) if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Merger Agreement shall have occurred that would cause the conditions set forth in Section 7.02(a) or Section 7.02(c) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date;

          (d) by the Company, (i) if Acquiror's Board of Directors shall have amended, modified, withdrawn, conditioned or qualified its recommendation in favor of approval of the Acquiror Charter Amendment or the issuance of Acquiror Common Stock pursuant to the Merger Agreement; (ii) if a breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Merger Agreement shall have occurred that would cause the conditions set forth in Section 7.03(a) or Section 7.03(b) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date; (iii) if Acquiror materially breaches its obligations under the Network Agreements, which breach is not capable of being cured or has not been cured ten (10) calendar days after the Company gives written notice to Acquiror of such breach; or (iv) except in the event of the announcement or receipt of a proposal for a Competing Transaction which has not been publicly rejected by the Company, Acquiror shall have failed to hold the Acquiror Stockholders' Meeting pursuant to the first sentence of Section 6.02(b) by the End Date; or

          (e) by the Company in order to enter into an agreement with respect to a Superior Proposal (provided the Company has complied with terms of Section 5.05).

     SECTION 8.02. Effect of Termination.

     If this Merger Agreement is terminated pursuant to Section 8.01, the provisions of Sections 8.02, 8.03, 9.02, 9.05, 9.06, 9.07, 9.10 and 9.12 of this
Merger Agreement shall remain in full force and effect and survive any termination of this Merger Agreement. Nothing herein shall release any party from liability for a breach of this Merger Agreement.

     SECTION 8.03. Expenses.

     (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement and the Registration Statement shall be shared equally by Acquiror and the Company.

     (b) If this Merger Agreement is terminated pursuant to Section 8.01(b)(i) or (iv) or Section 8.01(c)(i), (ii) or (iii) (in each case only if the Company or its stockholders have received in writing, or there shall have been publicly disclosed, a Competing Transaction for the Company on or before the date of such termination and an agreement or agreements to effect a Competing Transaction are entered into within one year of such termination (a "Company Subsequent
                                                     ------------------
Alternate Transaction")), then the Company shall pay to Acquiror a termination
---------------------
fee equal to $68,000,000 (the "Company Termination Fee").
                               -----------------------

     (c) If this Merger Agreement is terminated pursuant to Section 8.01(e), the Company shall pay to Acquiror the Company Termination Fee.

     (d) Any payment of the Company Termination Fee pursuant to Section 8.03(b) shall be made by wire transfer in immediately available funds within two (2) business days after entering into the Company Subsequent Alternate Transaction. Any payment of the Company Termination Fee pursuant to Section 8.03(c) shall be made by wire transfer in immediately available funds within two (2) business days after termination of this Merger Agreement pursuant to Section 8.01(e). If the Company fails to pay any fee or expense due hereunder (including the Company Termination Fee), the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee and/or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid to the date it is paid.

     (e) The remedies provided for in this Section 8.03 shall not be exclusive of any rights at law or in equity that any party may have in the event of a termination of this Merger Agreement.

     SECTION 8.04. Amendment.

     This Merger Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that, after approval of the
                             --------  -------
Merger by the stockholders of the Company, there may not be, without further approval of such stockholders, any amendment which by law requires further approval by such stockholders without such further approval. This Merger Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.05. Extension; Waiver.

     At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any Document delivered pursuant hereto and (c) subject to the proviso of Section 8.04, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Merger Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     SECTION 9.01. Non-Survival of Representations and Warranties.

     The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

     SECTION 9.02. Notices.

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, three (3) business days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or one (1) business day after being sent by overnight courier (providing proof of delivery) to the parties at the following addresses or sent by electronic transmission (with confirmation) to the following telecopier numbers (or at such other address or telecopier number for a party as shall be specified by like notice):

          (a)  If to Acquiror or Acquiror Sub:

               McLeodUSA Incorporated
               McLeodUSA Technology Park
               6400 C Street SW
               P.O. Box 3177
               Cedar Rapids, Iowa 52406-3177
               Telecopier No.: (319) 298-7901
               Attention: Randall Rings
                          Vice President, General Counsel and Secretary

               With a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               Columbia Square
               555 Thirteenth Street, N.W.
               Washington, DC 20004
               Telecopier No.: (202) 637-5910
               Attention: Joseph G. Connolly, Jr.

          (b)  If to the Company:

               Splitrock Services, Inc.
               9012 New Trails Drive
               The Woodlands, TX 77381
               Telecopier No.: (281) 465-1953
               Attention: Patrick J. McGettigan, Jr.

               With a copy (which shall not constitute notice) to:

               Fried, Frank, Harris, Shriver & Jacobson
               1001 Pennsylvania Avenue
               Washington, DC 20004
               Telecopier No.: 202-639-7003
               Attention: Richard A. Steinwurtzel, Esq.

     SECTION 9.03. Headings.

     The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

     SECTION 9.04. Severability.

     If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.05. Entire Agreement.

     This Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other Documents delivered pursuant hereto) and the Confidentiality Agreement (as defined in
Article X) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

     SECTION 9.06. Assignment.

     Subject to Section 9.13, this Merger Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other parties, which may be withheld in either party's sole discretion.

     SECTION 9.07. Parties in Interest.

     This Merger Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party and its respective successors and assigns hereto, and, except for Sections 2.01, 2.02, 2.04, 2.05, 6.07 and 6.14, nothing in this Merger Agreement, express or implied, is intended to or shall confer upon any other Person other than the parties hereto and the Company Stockholders any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement.

     SECTION 9.08. Mutual Drafting.

     Each party hereto has participated in the drafting of this Merger Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

     SECTION 9.09. Specific Performance.

     In addition to any other remedies which any party may have at law or in equity, (a) the Company hereby acknowledges that the Company Common Stock and the Company and the Subsidiaries are unique, and that the harm to Acquiror resulting from breaches by the Company of its obligations cannot be adequately compensated by damages and (b) Acquiror and Acquiror Sub hereby acknowledge that the Acquiror Common Stock and Acquiror and Acquiror Sub are unique, and that the harm to the Company resulting from breaches by Acquiror or Acquiror Sub of their respective obligations cannot be adequately compensated by damages. Accordingly, each party agrees that the other parties shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by such party and that the other parties shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

     SECTION 9.10. Governing Law.

     This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware without regard to any principles of Delaware conflicts of law.

     SECTION 9.11. Counterparts.

     This Merger Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12. Confidentiality.

     All information delivered to or obtained by or on behalf of any party to this Merger Agreement shall be held pursuant to the Confidentiality Agreement.

     SECTION 9.13. Holding Company Reorganization.

     (a) Notwithstanding anything in this Agreement to the contrary, the Company shall be permitted, with the consent of Acquiror, to reorganize in a holding company structure by (i) causing a Delaware corporation (the "Holding Company") to be incorporated as a wholly owned subsidiary of the Company, (ii) causing another Delaware corporation (the "Merger Sub") to be incorporated as a wholly owned subsidiary of the Holding Company, and (iii) causing Merger Sub to be merged with and into the Company, with the Company as the surviving corporation, in accordance with Section 251(g) of Delaware Law (the "Holding Company Merger"); provided that Hogan & Hartson L.L.P. and Fried, Frank, Harris,
                  --------
Shriver & Jacobson are able to opine that the Merger qualifies as a tax free reorganization within the meaning of Section 368(a) of the Code and that Fried, Frank, Harris, Shriver & Jacobson is able to opine that the Holding Company Merger will not adversely affect the tax consequences of the Merger to the stockholders of the Company.

     (b) In connection with the Holding Company Merger, all of the rights and obligations of the Company under this Agreement shall be deemed to have been assigned to and assumed by the Holding Company, and all references to the Company herein shall be deemed, on and after the effective time of the Holding Company Merger, to refer to the Holding Company.

     (c) If the Company reorganizes in a holding company structure as described in Section 9.13(a) above, (i) the forms of the tax opinions received from Hogan & Hartson L.L.P., and Fried, Frank, Harris, Shriver & Jacobson, attached as Exhibit G and Exhibit J respectively, and/or (ii) the forms of representation
---------     ---------
letters delivered by Acquiror, Acquiror Sub and the Company, attached as Exhibit
                                                                         -------
H and Exhibit I, and relied upon by Hogan & Hartson L.L.P. and Fried, Frank,
-     ---------
Harris, Shriver & Jacobson in rendering their respective opinions will be modified as necessary.

     SECTION 9.14. Option Exercise.

     (a) Acquiror will not exercise any Option granted under an Option Agreement, in whole or in part for cash, and then proceed with Merger unless Hogan & Hartson L.L.P. and Fried, Frank, Harris, Shriver & Jacobson are able to opine that the Merger qualifies as a tax free reorganization within the meaning of Section 368(a) of the Code.

     (b) If Acquiror exercises any Option granted under an Option Agreement (i) the forms of the tax opinions received from Hogan & Hartson L.L.P. and Fried, Frank, Harris, Shriver & Jacobson, attached as Exhibit G and Exhibit J
                                               ---------     ---------
respectively, and/or (ii) the forms of representation letters delivered by Acquiror, Acquiror Sub and the Company, attached as Exhibit H and Exhibit I
                                                    ---------     ---------
respectively, and relied upon by Hogan & Hartson L.L.P. and Fried, Frank, Harris, Shriver & Jacobson in rendering their respective opinions will be modified as necessary.

                                   ARTICLE X

                                  DEFINITIONS

     For purposes of this Merger Agreement, the following terms, and the singular and plural thereof, shall have the meanings set forth below:

     "Acquiror" is defined in the Preamble to this Merger Agreement.
      --------

     "Acquiror Charter Amendment" means the amendment of the certificate of
      --------------------------
incorporation of Acquiror to increase the number of authorized shares of Acquiror Common Stock to 1,000,000,000 from 250,000,000 by the requisite vote of the stockholders of Acquiror and the filing of the requisite certificate of amendment to the certificate of incorporation of Acquiror with the Secretary of State of the State of Delaware.

     "Acquiror Class B Common Stock" is defined in Section 4.03.
      -----------------------------

     "Acquiror Common Stock" means the Class A common stock, par value $.01 per
      ---------------------
share, of Acquiror.

     "Acquiror Contracts" is defined in Section 4.16.
      ------------------

     "Acquiror Counter Proposal" is defined in Section 5.05(e).
      -------------------------

     "Acquiror Disclosure Schedule" is defined in Article IV.
      ----------------------------

     "Acquiror Licenses" is defined in Section 4.06(a).
      -----------------

     "Acquiror Material Adverse Effect" means any event, change or effect that,
      --------------------------------
individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of Acquiror and its subsidiaries, taken as a whole, other than adverse effects caused by changes in the economy generally or in securities markets generally or in Acquiror's industry (and those of its Significant Subsidiaries) in general and not specifically relating to such entity.

     "Acquiror Option" is defined in Section 2.04(a).
      ---------------

     "Acquiror Post-Signing SEC Documents" is defined in Section 6.10.
      -----------------------------------

     "Acquiror Preferred Stock" is defined in Section 4.03
      ------------------------

     "Acquiror SEC Documents" is defined in Section 4.07.
      ----------------------

     "Acquiror Series A Preferred Stock" is defined in Section 4.03.
      ---------------------------------

     "Acquiror Series B Preferred Stock" is defined in Section 4.03.
      ---------------------------------

     "Acquiror Series C Preferred Stock" is defined in Section 4.03.
      ---------------------------------

     "Acquiror Stockholders' Meeting" is defined in Section 6.01(c).
      ------------------------------

     "Acquiror Sub" is defined in the Preamble to this Merger Agreement.
      ------------

     "Acquiror Stockholder Voting Agreements" is defined in the Preamble to this
      --------------------------------------
Merger Agreement.

     "Acquiror Warrant" is defined in Section 2.05(a).
      ----------------

     "affiliate" means, with respect to any Person, a Person that directly or
      ---------
indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

     "Affiliate Agreement" is defined in Section 3.23.
      -------------------

     "Agreement" means any concurrence of understanding and intention between
      ---------
two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

     "Assets" means assets of every kind and everything that is or may be
      ------
available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

     "Average Trading Price" means, on any given date, the average, during the
      ---------------------
five (5) trading days immediately prior to such date, of the daily closing prices for Acquiror Common Stock on The Nasdaq Stock Market's National Market System as reported by Nasdaq.

     "beneficial owner" means, with respect to any shares of Company Common
      ----------------
Stock, a Person who shall be deemed to be the beneficial owner of such shares
(i) which such Person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any Agreement or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any Agreement,
(iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates has any Agreement for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

     "Blue Sky Laws" means state securities or blue sky laws and the rules and
      -------------
regulations thereunder.

     "business day" means a day other than a Saturday, a Sunday or any other day
      ------------
on which commercial banks in the State of Texas and in the State of Iowa are authorized or obligated to be closed.

     "Certificate of Merger" is defined in Section 1.02.
      ---------------------

     "Certificates" is defined in Section 2.02(b).
      ------------

     "Claims" is defined in section 6.18.
      ------

     "Closing" is defined in Section 2.06.
      -------

     "Closing Date" is defined in Section 2.06.
      ------------

     "Code" is defined in the Preamble to this Merger Agreement.
      ----

     "Company" is defined in the Preamble to this Merger Agreement.
      -------

     "Company Affiliates" is defined in Section 3.23.
      ------------------

     "Company Capital Stock" is defined in Section 3.04.
      ---------------------

     "Company Common Stock" is defined in Section 2.01(a).
      --------------------

     "Company Contracts" is defined in Section 3.30.
      -----------------

     "Company Disclosure Schedule" is defined in Article III.
      ---------------------------

     "Company Intellectual Property" is defined in Section 3.13.
      -----------------------------

     "Company Licenses" is defined in Section 3.07(a).
      ----------------

     "Company Material Adverse Effect" means any event, change or effect that,
      -------------------------------
individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of the Company and the Subsidiaries, taken as a whole, other than (i) adverse effects caused by changes in the economy generally or in securities markets generally or in the Company's industry (and those of its Subsidiaries) in general and not specifically relating to such entity; (ii) the loss of personnel or suppliers or the delay or cancellation of orders for the Company's services or similar occurrences which are the direct and proximate result of the announcement of this Merger Agreement and the transactions contemplated hereby; (iii) events set forth in Section 10 of the Company Disclosure Schedule; or (iv) litigation brought by or threatened against the Company or any member of its Board of Directors based upon this Merger Agreement and the transactions contemplated hereby.

     "Company Post-Signing SEC Documents" is defined in Section 6.10.
      ----------------------------------

     "Company Preferred Stock" is defined in Section 3.04.
      -----------------------

     "Company SEC Documents" is defined in Section 3.08.
      ---------------------

     "Company Stock Options" is defined in Section 2.04(a).
      ---------------------

     "Company Stock Plans" is defined in Section 2.04(a).
      -------------------

     "Company Stockholders" is defined in the Preamble to this Merger Agreement.
      --------------------

     "Company Stockholders' Meeting" is defined in Section 6.01(b).
      -----------------------------

     "Company Stockholders Voting Agreements" is defined in the Preamble to this
      --------------------------------------
Merger Agreement.

     "Company Subsequent Alternate Transaction" is defined in Section 8.03(b).
      ----------------------------------------

     "Company Tax Returns" means all Tax Returns required to be filed by the
      -------------------
Company or any of the Subsidiaries (without regard to extensions of time permitted by law or otherwise).

     "Company Termination Fee" is defined in Section 8.03(b).
      -----------------------

     "Company Warrants" is defined in Section 3.04.
      ----------------

     "Company Warrant Agreement" is defined in Section 3.04.
      -------------------------

     "Competing Transaction" is defined in Section 5.05(c).
      ---------------------

     "Confidentiality Agreement" means the confidentiality agreement dated
      -------------------------
December 22, 1999 between Acquiror and the Company.

     "Consent Solicitation" is defined in Section 6.19(a).
      --------------------

     "Control" (including the terms "Controlled by" and "under common Control
      -------                        -------------       --------------------
with") means, as used with respect to any Person, possession, directly or
----
indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

     "Damages" is defined in Section 6.17(a).
      -------

     "Debentures" is defined in Section 6.19(a).
      ----------

     "Delaware Law" is defined in the Preamble to this Merger Agreement.
      ------------

     "Documents" means any paper or other material (including, without
      ---------
limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

     "Effective Time" is defined in Section 1.02.
      --------------

     "Encumbrance" means any mortgage, lien, pledge, encumbrance, security
      -----------
interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind, other than: (i) Taxes not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Company shall, if appropriate under GAAP, have set aside in the Financial Statements and on its books and records adequate reserves; and (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar Laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the Ordinary Course of Business.

     "End Date" is defined in Section 8.01(b).
      --------

     "Environmental Laws" means any Laws (including, without limitation, the
      ------------------
Comprehensive Environmental Response, Compensation, and Liability Act), including any plans or other legally binding criteria promulgated pursuant to such Laws, now or hereafter in effect relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or noise control, or the protection of human health or the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "ESOP" means an "employee stock ownership plan" as such term is defined in
      ----
Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
all Laws promulgated pursuant thereto or in connection therewith.

     "Exchange Agent" is defined in Section 2.02(a).
      --------------

     "Exchange Fund" is defined in Section 2.02(a).
      -------------

     "Exchange Ratio" is defined in Section 2.01(a).
      --------------

     "Financial Statements" is defined in Section 3.08.
      --------------------

     "GAAP" means United States generally accepted accounting principles.
      ----

     "Governmental Entity" (including the term "Governmental") means any
      -------------------                       ------------
governmental, quasi-governmental or regulatory authority, whether domestic or foreign.

     "group" is defined in Section 5.05(c).
      -----

     "Hazardous Materials" means any wastes, substances, radiation or materials
      -------------------
(whether solids, liquids or gases) that are regulated by a Governmental Entity or defined or listed by a Governmental Entity as hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws. "Hazardous Materials" includes polychlorinated biphenyls
                      -------------------
(PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

     "Holding Company" is defined in Section 9.13(a).
      ---------------

     "Holding Company Merger" is defined in Section 9.13(a).
      ----------------------

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended, and all Laws promulgated pursuant thereto or in connection therewith.

     "Indenture" means the indenture by and between the Company and the Bank of
      ---------
Montreal Trust Company, as Trustee, dated July 24, 1998.

     "Indenture Trustee" is defined in Section 6.19(a).
      -----------------

     "Intellectual Property" means (a) all inventions (whether patentable or
      ---------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, all rights to database information, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all rights, including rights of privacy and publicity, to use the names, likenesses and other personal characteristics of any individual, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium) existing in any part of the world.

     "IRS" means the United States Internal Revenue Service and its successors.
      ---

     "Joint Proxy Statement" is defined in Section 6.01(a).
      ---------------------

     "Key Person" means those persons listed in Section 1 of Exhibit K.
      ----------                                             ---------

     "knowledge" (including the terms "knowing" and "knowingly") will be deemed
      ---------                        -------       ---------
to be present with respect to the Company and the Subsidiaries when the matter in question is actually known by or was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any of Kwok L. Li, William R. Wilson, J. Robert Fugate, David M. Boatner, Todd W. Wilkens or Patrick J. McGettigan, Jr.; "knowledge" (including the terms
                                        ---------
"knowing" and "knowingly") will be deemed to be present with respect to Acquiror
 -------       ---------
and the Significant Subsidiaries when the matter in question is actually known by or was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any of Clark McLeod, Steven Gray, Blake Fisher, J. Lyle Patrick or Joseph Ceryanec.

     "Law" means all foreign, federal, state and local statutes, laws,
      ---
ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

     "License" means any franchise, grant, authorization, license, tariff,
      -------
permit, easement, variance, exemption, consent, certificate, approval or order of any Governmental Entity.

     "Managers" is defined in Section 6.14.
      --------

     "Merger" is defined in the Preamble to this Merger Agreement.
      ------

     "Merger Agreement" is defined in the Preamble to this Merger Agreement.
      ----------------

     "Merger Sub" is defined in Section 9.13(a).
      ----------

     "Multiemployer Plan" means a "multiemployer plan" as such term is defined
      ------------------
in Section 3(37) of ERISA.

     "NASD" means the National Association of Securities Dealers, Inc.
      ----

     "Network Agreements" means the agreements described in Section 2 of Exhibit
      ------------------                                                 -------
K attached hereto
-

     "Non-Competition Agreements" is defined in Section 6.07.
      --------------------------

     "Option Agreement" is defined in the Preamble to this Merger Agreement.
      ----------------

     "Ordinary Course of Business" means ordinary course of business consistent
      ---------------------------
with past practices (and with the business plan for fiscal year 2000, as previously provided to Acquiror) and, in the reasonable judgment of a diligent businessman, prudent business operations.

     "Other Arrangement" means a material benefit program or practice providing
      -----------------
for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors of the Company or any of its Subsidiaries or Acquiror or any of its Significant Subsidiaries, as the case may be, that is not a Plan.

     "Pension Plan" means an "employee pension benefit plan" as such term is
      ------------
defined in Section 3(2) of ERISA.

     "Person" means an individual, corporation, partnership, joint venture,
      ------
trust, unincorporated organization or other entity, or a Governmental Entity.

     "Plan" means any written, material plan, program or arrangement that is or
      ----
was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary or Acquiror or any of its Significant Subsidiaries, as the case may be; or (b) to which the Company or any Subsidiary or Acquiror or any of its Significant Subsidiaries, as the case may be, contributed or was obligated to contribute or to fund or provide benefits.

     "Principal Company Stockholders" means those stockholders of the Company
      ------------------------------
listed in Section 3 of Exhibit K.
                       ---------

     "Post-Signing Returns" is defined in Section 5.03.
      --------------------

     "Real Property" means the real property currently or formerly owned,
      -------------
operated, or used by the Company or any of the Subsidiaries.

     "Registration Statement" is defined in Section 6.01(a).
      ----------------------

     "Requisite Consent" shall mean the written consent of the holders of at
      -----------------
least a majority in principal amount of the Debentures then outstanding.

     "SEC" means the United States Securities and Exchange Commission and its
      ---
successors.

     "Securities Act" means the Securities Act of 1933, as amended, and all Laws
      --------------
promulgated pursuant thereto or in connection therewith.

     "Significant Subsidiary" means any subsidiary of Acquiror disclosed in its
      ----------------------
most recent Annual Report on Form 10-K, and any other subsidiary that would constitute a "Significant Subsidiary" of Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC.

     "Stockholders' Agreement" means the agreements to be entered into by Kwok
      -----------------------
L. Li, Linsang Partners, LLC and William R. Wilson as provided in the Company Stockholder Voting Agreements with respect to such individuals.

     "Subsidiary" means a corporation, partnership, joint venture or other
      ----------
entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.

     "Superior Proposal" is defined in Section 5.05(d).
      -----------------

     "Surviving Corporation" is defined in Section 1.01.
      ---------------------

     "Systems" is defined in the definition of Year 2000 Compliant in this
      -------
Article X.

     "Taxes" (including the terms "Tax" and "Taxing") means all federal, state,
      -----                        ---       ------
local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

     "Tax Returns" means all federal, state, local, foreign and other applicable
      -----------
returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns.

     "Title I Plan" means a Plan that is subject to Title I of ERISA.
      ------------

     "Transition Period" is defined in Section 6.07(c).
      -----------------

     "Unaudited Balance Sheets" is defined in Section 6.08.
      ------------------------

     "Unaudited Financial Statements" is defined in Section 6.08.
      ------------------------------

     "Welfare Plan" means an "employee welfare benefit plan" as such term is
      ------------
defined in Section 3(l) of ERISA.

     "Year 2000 Compliant" means, with respect to any computer hardware,
      -------------------
software, databases, automated systems or other computer and telecommunications equipment owned or used by a Person, or included or incorporated in such Person's products ("Systems"), that such Systems are designed to be used prior
                    -------
to, during and after the calendar year 2000 A.D. and will (i) operate normally,
(ii) record, process, calculate, compare, sequence, or use dates properly, (iii) accurately determine intervals between and time elapsed among dates before, within and after such year, and (iv) otherwise operate without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, "Year 2000
                                                             ---------
Compliant" means that such Person's Systems:  (i) will not abnormally terminate,
---------
malfunction or stop processing upon encountering date data either from before, within or after such year; (ii) will properly identify leap years and process related date data; (iii) have been designed to ensure Year 2000 Compliance, including, but not limited to, recognizing and recording the proper century associated with date data and properly calculating same century and multi-century formulas and date values; (iv) include user interfaces that properly display, record and accept date data in single century and multi-century cases; and (v) properly send date data to, receive date data from, any other hardware, software and systems with which such Systems normally operate and interact, including on-site backup, hot-site companion and disaster recovery systems, as well as properly recording, retaining and manipulating such date data; provided,
                                                                       --------
however, that such other hardware, software and Systems are themselves Year 2000
-------
Compliant.

     IN WITNESS WHEREOF, Acquiror, Acquiror Sub and the Company have caused this Merger Agreement to be executed and delivered as of the date first written above.

                    MCLEODUSA INCORPORATED

                    By: /s/ BLAKE O. FISHER, JR.
                       ______________________________
                        Name:
                        Title:


                    SOUTHSIDE ACQUISITION CORPORATION

                    By: /s/ BLAKE O. FISHER, JR.
                       ______________________________
                        Name:
                        Title:


                    SPLITROCK SERVICES, INC.

                    By: /s/ WILLIAM R. WILSON
                       ______________________________
                        Name:
                        Title: